UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934
(Amendment No.         )

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Micro Therapeutics, Inc.

(Name of Registrant as Specified In Its Charter)

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MICRO THERAPEUTICS, INC.
2 Goodyear
Irvine, California 92618

NOTICE OF SPECIAL MEETING OF STOCKHOLDERS
To Be Held On November 15, 2002

TO THE STOCKHOLDERS OF MICRO THERAPEUTICS, INC.,

A special meeting of stockholders of Micro Therapeutics, Inc. (the “Company”), will be held at 2 Goodyear, Irvine, California 92618 on November 15, 2002, at 10:00 a.m., for the following purposes as more fully described in the accompanying proxy statement:

(1)
To approve an amendment to the Company’s Amended and Restated Certificate of Incorporation to increase the number of authorized shares of common stock from 35,000,000 to 45,000,000 and the total number of authorized shares of the Company’s capital stock from 40,000,000 to 50,000,000.

(2)	To approve the sale and issuance of up to 10,345,905 shares of the Company’s common stock as required by Nasdaq rules.

(3)
To consider and vote upon a proposal to amend the Company’s Employee Stock Purchase Plan to increase the number of shares thereunder by 200,000 shares, bringing the total number of shares issuable thereunder to 400,000.

(4)
To consider and vote upon a proposal to amend the Company’s 1996 Stock Incentive Plan to increase the number of shares of common stock issuable thereunder by 1,000,000 shares, bringing the total number of shares issuable thereunder to 5,750,000.

(5)	To transact such other business as may properly come before the meeting or any adjournment or postponement thereof.

Only stockholders of record at the close of business on October 11, 2002 will be entitled to vote at the meeting or any adjournment or postponement thereof.

By Order of the Board of Directors

James M. Corbett
Chief Executive Officer

Irvine, California
October             , 2002

YOUR VOTE IS IMPORTANT. THEREFORE, WHETHER OR NOT YOU PLAN TO ATTEND THE MEETING YOU SHOULD COMPLETE, DATE, SIGN AND RETURN THE ENCLOSED PROXY. Any stockholder present at the meeting may withdraw his or her proxy and vote personally on each matter brought before the meeting. Stockholders attending the meeting whose shares are held in the name of a broker or other nominee who desire to vote their shares at the meeting should bring with them a proxy or letter from that firm confirming their ownership of shares.

MICRO THERAPEUTICS, INC.
2 Goodyear
Irvine, California 92618

PROXY STATEMENT

INTRODUCTION

This proxy statement is being furnished in connection with the solicitation of proxies by the Board of Directors of Micro Therapeutics, Inc., a Delaware corporation (the “Company”), for use at a special meeting of stockholders to be held on November 15, 2002, at 10:00 a.m., at 2 Goodyear, Irvine, California 92618. This proxy statement and the accompanying proxy are being mailed to stockholders on or about October             , 2002. It is contemplated that this solicitation of proxies will be made primarily by mail; however, if it should appear desirable to do so in order to ensure adequate representation at the meeting, directors, officers and employees of the Company may communicate with stockholders, brokerage houses and others by telephone, telegraph or in person to request that proxies be furnished and may reimburse banks, brokerage houses, custodians, nominees and fiduciaries for their reasonable expenses in forwarding proxy materials to the beneficial owners of the shares held by them. All expenses incurred in connection with this solicitation shall be borne by the Company.

Holders of shares of common stock of the Company, or stockholders, who execute proxies retain the right to revoke them at any time before they are voted. Any proxy given by a stockholder may be revoked or superseded by executing a later dated proxy, by giving notice of revocation to the Secretary, Micro Therapeutics, Inc., 2 Goodyear, Irvine, California 92618, in writing prior to or at the meeting or by attending the meeting and voting in person. A proxy, when executed and not so revoked, will be voted in accordance with the instructions given in the proxy. If a choice is not specified in the proxy, the proxy will be voted “for” the amendment to the Company’s Amended and Restated Certificate of Incorporation, “for” the approval of the sale and issuance of up to 10,345,905 shares of the Company’s common stock, “for” the amendment to the Company’s Employee Stock Purchase Plan, and “for” the amendment to the Company’s 1996 Stock Incentive Plan.

QUORUM AND VOTING REQUIREMENTS

The shares of common stock, $.001 par value, constitute the only outstanding class of voting securities of the Company. Only the stockholders of the Company of record as of the close of business on the record date, October 11, 2002, will be entitled to vote at the meeting or any adjournment or postponement thereof. As of the record date, there were 24,440,318 shares of common stock outstanding. The presence at the meeting of a majority of the outstanding shares, in person or by proxy relating to any matter to be acted upon at the meeting, is necessary to constitute a quorum for the meeting. Each outstanding share is entitled to one vote on all matters, except as noted below. For purposes of the quorum and the discussion below regarding the vote necessary to take stockholder action, stockholders of record who are present at the meeting in person or by proxy and who abstain, including brokers holding customers’ shares of record who cause abstentions to be recorded at the meeting, are considered stockholders who are present and entitled to vote and count toward the quorum. Brokers holding shares of record for customers generally are not entitled to vote on certain matters unless they receive voting instructions from their customers. As used herein, “uninstructed shares” means shares held by a broker who has not received instructions from its customers on such matters and the broker has so notified the Company on a proxy form in accordance with industry practice or has otherwise advised the Company that it lacks voting authority. As used herein, “broker non-vote” means the votes that could have been cast on the matter in question by brokers with respect to uninstructed shares if the brokers had received their customers’ instructions.

Proposal 1 – Approval of the amendment to the Company’s Amended and Restated Certificate of Incorporation: To be adopted, the amendment must receive the affirmative vote of the majority of the shares entitled to vote, which is a majority of the shares of the Company outstanding as of the record date. Uninstructed shares may not be voted on this matter, and abstentions and broker non-votes will have the effect of votes against the proposal.

Proposal 2 – Approval of the sale and issuance of up to 10,345,905 shares of the Company’s common stock. To be adopted, the proposal must receive the affirmative vote of the majority of the shares present in person or by proxy at the meeting and entitled to vote. Uninstructed shares are not entitled to vote on this matter, and therefore broker non-votes do not effect the outcome. Abstentions will have the effect of votes against the proposal.

Proposal 3 – Approval of the Amendment to the Employee Stock Purchase Plan: To be adopted, the amendment must receive the affirmative vote of the majority of the shares present in person or by proxy at the meeting and entitled to vote. Uninstructed shares are not entitled to vote on this matter, and therefore broker non-votes do not effect the outcome. Abstentions will have the effect of votes against the proposal.

Proposal 4 – Approval of the Amendment to the 1996 Stock Incentive Plan: To be adopted, the amendment must receive the affirmative vote of the majority of the shares present in person or by proxy at the meeting and entitled to vote. Uninstructed shares are not entitled to vote on this matter, and therefore broker non-votes do not effect the outcome. Abstentions will have the effect of votes against the proposal.

PROPOSAL ONE

APPROVAL OF AN AMENDMENT TO THE COMPANY’S AMENDED AND RESTATED
CERTIFICATE OF INCORPORATION TO INCREASE THE NUMBER OF AUTHORIZED
SHARES OF COMMON STOCK THEREUNDER FROM 35,000,000 TO 45,000,000

GENERAL

The Company’s Amended and Restated Certificate of Incorporation currently authorizes the issuance of 35,000,000 shares of common stock and 5,000,000 shares of preferred stock. On September 19, 2002, the Board of Directors adopted a resolution approving, and declared advisable, subject to stockholder approval, an amendment to the Amended and Restated Certificate of Incorporation to increase the number of authorized shares of the Company’s common stock from 35,000,000 to 45,000,000. No change is being proposed to the authorized number of shares of preferred stock. An increase in the number of authorized shares of common stock is necessary to enable the Company to have a sufficient number of authorized and unissued shares of common stock to close the second stage of a private placement as described below, as well as for corporate opportunities, such as additional stock offerings, acquisitions, stock dividends and compensation plans. If the stockholders approve this proposal, the first sentence of the first paragraph of Article IV of the Company’s Amended and Restated Certificate of Incorporation would be amended to read in its entirety as follows:

“This Corporation is authorized to issue two classes of stock to be designated, respectively, “Common Stock” and “Preferred Stock.” The total number of shares which the Corporation is authorized to issue is Fifty Million (50,000,000) shares. Forty-Five Million (45,000,000) shares shall be Common Stock, $.001 par value and Five Million (5,000,000) shares shall be Preferred Stock, $.001 par value.”

REASONS FOR THE INCREASE IN THE NUMBER OF AUTHORIZED SHARES OF COMMON STOCK

The Company’s reserve of authorized but unissued shares of common stock has been substantially depleted in recent years as a result of the Company’s financing activities through the sale of common stock and the granting of stock options under the Company’s stock option plans. As of October 11, 2002, the Company was authorized to issue 35,000,000 shares of common stock and had 24,440,318 shares of common stock outstanding.

On September 3, 2002, the Company and Micro Investment, LLC, a Delaware limited liability company whose principal investors are Warburg, Pincus Equity Partners, L.P. and The Vertical Group, executed a definitive securities purchase agreement pursuant to which Micro Investment agreed to lead a two-stage private placement of newly issued common stock of the Company, either as the sole or as a participating investor, for an aggregate purchase price of $30,000,000. Additional investors subsequently agreed to purchase a portion of the shares that Micro Investment had committed to purchase. The first stage of the private placement closed on September 30, 2002, in which the Company issued 4,056,399 shares of the Company’s common stock to the investors at a purchase price of $2.083 per share, resulting in aggregate proceeds to the Company of $8,449,481. 3,969,075 of the shares issued in the first stage were purchased by Micro Investment, and 87,325 shares in the aggregate were purchased by other investors, including Special Situations Fund III, L.P. and Special Situations Cayman Fund, L.P., as well as a director of the Company and certain executive officers of the Company, as more fully described in the section of this proxy entitled “Certain Relationships and Related Party Transactions.”

In the second stage of the private placement, the investors are obligated to purchase, subject to the fulfillment of certain customary closing conditions described below, an additional 10,345,905 shares of the Company’s common stock at a purchase price of $2.083 per share, which would result in aggregate proceeds to the Company of $21,550,519. 10,123,181 of the shares issued in the second stage will be purchased by Micro Investment, and 222,723 shares in the aggregate will be purchased by other investors, including Special Situations Fund III, L.P. and Special Situations Cayman Fund, L.P., as well as a director of the Company and certain executive officers of the Company. However, before the Company can close the second stage of the private placement, the Company will require stockholder approval in order to amend the Company’s Amended and Restated Certificate of Incorporation to increase the number of shares the Company is authorized to issue thereunder, so that the Company can issue the additional 10,345,905 shares of the Company’s common stock to the investors. The Company will also require stockholder approval of the issuance of these shares in the second stage of the private placement, as described in proposal 2 below. The $2.083 per share price is $0.051 higher than the closing price of the Company’s common stock on The Nasdaq National Market on the last trading day prior to the date of Micro Investment’s execution of the securities purchase agreement and commitment to purchase all of the shares in the first and second stages of the financing, and $0.01 higher than the closing price on September 3, 2002, immediately following execution of the securities purchase agreement. The private placement is being made by the Company without a selling agent, and the opportunity to participate in the private placement was available to a very limited group of accredited investors.

The obligation of the investors to consummate the closing of the second stage of the private placement contemplated by the securities purchase agreement remain subject to the fulfillment, on or before the second closing, of certain customary conditions, including, among others, (1) the Company’s representations and warranties in the securities purchase agreement being true and correct in all material respects on the second closing date, (2) the Company’s performance and compliance with all of the Company’s obligations under the securities purchase agreement, (3) there being no injunction, writ, preliminary restraining order or any other order directing the transactions contemplated under the securities purchase agreement not be consummated, (4) there being no developments in the business of the Company or any of its subsidiaries which would reasonably be expected to have a material adverse effect on the Company’s business, properties, assets, liabilities, profits, results of operations or condition, (5) the shares of common stock sold to the investors having been approved for listing on Nasdaq, (6) there being no suspension in trading of the Company’s common stock, or securities generally, on Nasdaq, and (7) all necessary and appropriate third party consents and approvals having been obtained, including the consent of the Company’s stockholders.

The private placement was approved by a special committee of the Board of Directors comprised of George Wallace, Richard D. Randall and Kim Blickenstaff, none of whom are affiliates of Micro Investment. The special committee, in considering whether to approve the private placement, took into consideration a number of factors, including a fairness analysis performed at the request of the special committee by investment banking firm Barrington Associates. Barrington did not represent the Company in the Dendron acquisition or the private placement, and the negotiation of the price in the private placement was conducted by management of the Company and the special committee before Barrington’s involvement. Barrington conducted a comparable public company analysis, a comparable private financing for public company premium/discount analysis, a discounted cash flow analysis and a market return analysis. Based upon these financial analyses, Barrington concluded that as of the date of its opinion the purchase price of the shares of common stock to be sold in the private placement was fair from a financial point of view to the Company’s stockholders who were not participating in the private placement.

In reaching its conclusion, Barrington did not make or obtain any independent evaluations or appraisals of the assets or liabilities of the Company or Dendron, and instead relied on the accuracy and completeness of information available from public sources and provided to it by the Company (including combined financial statements and projections of the Company and Dendron assuming an acquisition of Dendron had been consummated) without independent verification or investigation. The basis and methodology for Barrington’s opinion were designed specifically for the express purposes of the special committee. As a result, Barrington’s opinion was delivered solely for the benefit and use of the special committee and states that it may not be relied upon by any other person. The Barrington opinion also expressly states that it did not constitute a recommendation either to the special committee as to whether to proceed with the private placement or to any of the Company’s stockholders as to how to vote or otherwise act with respect to either this proposal 1 regarding the amendment to the Company’s Amended and Restated Certificate of Incorporation or proposal 2 below regarding the issuance of shares of the Company’s common stock in the second stage of the private placement, and should not be relied upon by any stockholder as such. Barrington did not opine as to whether the price in the private placement was the best attainable, but only that the price was within a range suggested by these financial analyses.

The proceeds of the first stage of the private placement were used to finance a portion of the initial payment in connection with the acquisition of Dendron GmbH, as described below. The proceeds of the second stage of the private placement will be used to finance the remainder of the initial payment in connection with the acquisition of Dendron, for the working capital needs of the Company, including the acquired operations of Dendron, and for transaction costs in connection with the acquisition of Dendron.

On October 1, 2002, the Company completed its acquisition of Dendron GmbH, a privately held, German-based developer and manufacturer of neurovascular focused products such as embolic coils for the treatment of brain aneurysms. The acquisition was accomplished through the purchase of all of the outstanding equity securities of Dendron GmbH in an all-cash transaction of up to $40,000,000, including contingent earn-out payments. At the closing of the acquisition, the Company was obligated to make a cash payment of $25,000,000, of which $20,0000,000 was paid on October 1, 2002, and $5,000,000 was held back pursuant to the terms of the acquisition for a short period to permit certain purchase price adjustments to be determined, such as deductions to take into account Dendron’s accumulated debt. Additional payments, aggregating up to $15,000,000, are contingent upon Dendron products achieving certain revenue targets between 2003 and 2008.

The shares issued in the first stage of the private placement have not been registered, and the shares issued in the second stage will not have been registered, under the Securities Act of 1933, as amended, at the time of issuance, and until so registered the shares may not be offered or sold in the United States absent registration or availability of an applicable exemption from registration. The securities purchase agreement includes registration rights provisions that require the Company to prepare and file with the Securities and Exchange Commission, as soon as practicable after the second closing date, a registration statement under the Securities Act of 1933 for the purpose of registering for resale, all of the shares of the Company’s common stock that are sold in the private placement pursuant to the securities purchase agreement. Additional information regarding the Company’s obligation to register the shares can be found below in the section of this proxy statement titled “Certain Relationships and Related Transactions.”

The proposed amendment to the Amended and Restated Certificate of Incorporation will increase the number of authorized shares of common stock from 35,000,000 to 45,000,000. In order to provide that the Company will have a sufficient number of authorized and unissued shares of common stock for completion of the second stage of the private placement, as well as for other corporate opportunities, such as additional stock offerings, acquisitions, stock dividends and compensation plans, the Board of Directors has decided to increase the number of authorized shares of common stock from 35,000,000 to 45,000,000. However, other than the shares of common stock the Company has reserved for issuance under its existing stock option plans and the Employee Stock Purchase Plan, including the proposed increases in the shares issuable under the Employee Stock Purchase Plan and the 1996 Stock Incentive Plan as described in proposals 3 and 4 below, and the shares of common stock to be issued in the second stage of the private placement, the Company currently has no specific commitments or agreements to issue any shares of common stock pursuant to any stock offerings, acquisitions, stock dividends or compensation plans. However, the availability of additional shares for issuance, without the delay and expense of obtaining stockholder approval at a special meeting, will restore the Company’s flexibility to issue common stock to a level that the Board of Directors believes is advisable. Also, while it is not the intent of this proposal, in addition to general corporate purposes, the proposed share increase can be used to make a change in control of the Company more difficult. See the section of this proxy statement titled “Potential Anti-Takeover Effect of Authorized Securities” below.

The additional shares of common stock for which authorization is sought would be identical to the shares of common stock of the Company authorized prior to approval of this proposal. With the exception of Micro Investment, holders of common stock do not have preemptive rights to subscribe to additional securities that may be issued by the Company, which means that current stockholders do not have a prior right to purchase any new issue of capital stock of the Company in order to maintain their proportionate ownership of the Company. Under the terms of a securities purchase agreement by and between the Company and Micro Investment dated May 25, 2001, the Company has agreed that, subject to certain conditions and exceptions, if the Company proposes to issue equity securities at any time after the date of the securities purchase agreement and for so long as Micro Investment owns 10% or more of the outstanding shares of common stock of the Company, Micro Investment will have the right to purchase its pro rata portion of such securities. These preemptive rights will have no impact on the current private placement, because Micro Investment has purchased in the first stage, and has agreed to purchase in the second stage, an amount greater than its pro rata portion of the securities available in the private placement.

As of the record date, a total of 24,440,318 shares of common stock of the Company were issued and outstanding, and a total of 3,538,434 shares of common stock were committed for issuance pursuant to outstanding stock options under the Company’s stock option plans. This total committed for issuance includes existing grants as well as shares available for grant under all of the Company’s stock option plans, and including the 1996 Stock Incentive Plan and the 1993 Incentive Stock Option, Nonqualified Stock Option and Restricted Stock Purchase Plan. As of the record date, no shares of the Company’s preferred stock, of which 5,000,000 shares are authorized, were issued or outstanding. No increase in the number of authorized shares of preferred stock of the Company is proposed or anticipated at the present time.

If approved by the stockholders, the proposed amendment will become effective upon the filing of a Certificate of Amendment with the Secretary of State of Delaware amending the Company’s Amended and Restated Certificate of Incorporation, which filing will be made as soon as reasonably practicable after receiving stockholder approval. If approved, the increased number of authorized shares of common stock will be available for issuance from time to time for such purposes and consideration as the Board of Directors may approve, and no further vote of stockholders of the Company will be required, except as provided under Delaware law or under applicable stock exchange or stock market rules.

POTENTIAL ANTI-TAKEOVER EFFECT OF AUTHORIZED SECURITIES

The increase in the authorized shares of common stock may facilitate certain anti-takeover devices that may be advantageous to management if management attempts to prevent or delay a change of control. The Board of Directors could create impediments to a takeover or transfer of control of the Company by causing such additional authorized shares to be issued to a holder or holders who might side with the Board of Directors in opposing a takeover bid. For example, the Board of Directors could issue shares of common stock to a holder that would thereby have sufficient voting power to assure that certain types of proposals would not receive the requisite stockholder vote, including any proposal to remove directors, to accomplish certain business combinations opposed by the Board of Directors, or to alter, amend or repeal provisions in the Company’s Amended and Restated Certificate of Incorporation or Bylaws relating to any such action. Furthermore, the existence of such shares might have the effect of discouraging any attempt by a person or entity, through the acquisition of a substantial number of shares of common stock, to acquire control of the Company, since the issuance of such shares could dilute the common stock ownership of such person or entity. Employing such devices may adversely impact stockholders who desire a change in management or who desire to participate in a tender offer or other sale transaction involving the Company. By use of such anti-takeover devices, the Board of Directors may thwart a merger or tender offer even though stockholders might be offered a substantial premium over the then current market price of the common stock. At the present time, the Company is not aware of any contemplated mergers, tender offers or other plans by a third party to attempt to effect a change in control of the Company, and the proposal to amend the Amended and Restated Certificate of Incorporation is not being made in response to any such attempt.

The Amended and Restated Certificate of Incorporation of the Company authorizes the issuance of 5,000,000 shares of preferred stock, all of which remain undesignated. The Board of Directors, within the limitations and restrictions contained in the Amended and Restated Certificate of Incorporation and without further action by the Company’s stockholders, has the authority to issue the undesignated preferred stock from time to time in one or more series and to fix the number of shares and the relative rights, conversion rights, voting rights, rights and terms of redemption, liquidation preferences and any other preferences, special rights and qualifications of any such series. Any issuance of preferred stock with voting rights could, under certain circumstances, have the effect of delaying or preventing a change in control of the Company by increasing the number of outstanding shares entitled to vote and increasing the number of votes required to approve a change in control of the Company.

In May 1999 the Board of Directors of the Company adopted a stockholder rights plan. The stockholder rights plan provides each stockholder of record one right for each ordinary share of common stock of the Company. The rights are represented by our ordinary common stock certificates, and are not traded separately from ordinary common stock and are not exercisable. The rights will become exercisable only if, unless approved by the Board of Directors, a person acquires or announces a tender offer that would result in ownership of 20% or more of the Company’s ordinary common shares, at which time, each right would enable the holder to buy shares of our common stock at a discount to the then market price. The Company may redeem the rights for $0.01 per right, subject to adjustment, at any time before the acquisition by a person or group of 20% or more of the Company’s shares. The rights have a ten-year term. The stockholder rights plan may have the effect of delaying, deferring or preventing a change in control of our stock. This may discourage bids for our common stock at a premium over the market price of the common stock and may adversely affect the market price of the common stock.

The Company is also governed by Section 203 of the Delaware General Corporation Law, which provides that certain “business combinations” between a Delaware corporation whose stock is generally traded or held of record by more than 2,000 stockholders, such as the Company, and an “interested stockholder,” which is generally defined as a stockholder who beneficially owns 15% or more of a

Delaware corporation’s voting stock, are prohibited for a three-year period following the date that such stockholder became an “interested stockholder,” unless certain exceptions apply. The term “business combination” is defined generally to include, among other transactions, mergers, tender offers and transactions which increase an “interested stockholder’s” percentage ownership of stock in a Delaware corporation.

While it may be deemed to have potential anti-takeover effects, the proposed amendment to the Amended and Restated Certificate of Incorporation to increase the number of shares of authorized common stock is not prompted by any specific effort or takeover threat currently perceived by the Board of Directors. Moreover, the Board of Directors does not currently intend to propose additional anti-takeover measures in the foreseeable future.

INTEREST OF CERTAIN PERSONS IN OR OPPOSITION TO MATTER TO BE ACTED UPON

Micro Investment currently holds approximately 57.6% of the Company’s outstanding common stock, by virtue of its purchase of 10,106,148 shares pursuant to a securities purchase agreement on May 25, 2001, and 3,969,075 shares pursuant to the closing of the first stage of the securities purchase agreement dated September 3, 2002 described above. Micro Investment has an interest in the approval of proposal 1, so that it can purchase 10,123,181 additional shares in the second stage of the transactions contemplated under the securities purchase agreement dated September 3, 2002.

Additionally, five members of the Company’s Board of Directors directly or indirectly hold equity interests in Micro Investment, and they therefore have an interest in the approval of proposal 1 so that Micro Investment can purchase 10,123,181 additional shares in the second stage of the transactions contemplated under the securities purchase agreement. Mr. Dale A. Spencer, a director of the Company, owns a 1.8% interest in Micro Investment. Ms. Elizabeth H. Weatherman, a director of the Company, is a general partner of Warburg, Pincus Equity Partners, L.P., which, together with three affiliated entities, owns an 86.9% interest in Micro Investment. Mr. Richard B. Emmitt, a director of the Company, is a general partner of The Vertical Group, L.P., which owns a 9.7% interest in Micro Investment. Mr. Paul Buckman, a director of the Company, owns a 0.9% interest in Micro Investment. Mr. James Corbett, the Chairman of the Board of Directors and acting Chief Executive Officer of the Company, owns a 0.1% interest in Micro Investment.

Certain executive officers and a director of the Company also participated in the first stage of the private placement under the securities purchase agreement dated September 3, 2002 described above, and therefore have an interest in the approval of proposal 1, so that they can purchase additional shares in the second stage of the transactions contemplated under the securities purchase agreement. The following executive officers and director purchased shares of the Company’s common stock at a price of $2.083 per share in the closing of the first stage of the private placement, and have agreed to purchase shares of the Company’s common stock in the closing of the second stage, also at a price of $2.083 per share: Kim Blickenstaff, a member of the Board of Directors of the Company, purchased 13,521 shares in the first stage, and is obligated to purchase 34,486 shares in the second stage, Harold Hurwitz, the Chief Financial Officer of the Company, purchased 3,380 shares in the first stage, and is obligated to purchase 8,622 shares in the second stage, and William McLain, the Vice President—Operations of the Company, purchased 2,816 shares in the first stage, and is obligated to purchase 7,184 shares in the second stage.

BOARD OF DIRECTORS’ RESERVATION OF RIGHTS

The Board of Directors retains the authority to take or to authorize discretionary actions as may be appropriate to carry out the purposes and intentions of this proposal, including without limitation editorial modifications or any other change to the amendment to the Company’s Amended and Restated Certificate of Incorporation which the Board of Directors may adopt without stockholder vote in accordance with the Delaware General Corporation Law.

NO DISSENTERS’ RIGHTS

Under Delaware law, stockholders are not entitled to dissenters’ rights of appraisal with respect to the proposal to amend the Company’s Amended and Restated Certificate of Incorporation.

REQUIRED VOTE AND RECOMMENDATION OF BOARD OF DIRECTORS

Approval of the amendment to increase the number of authorized shares of common stock under the Company’s Amended and Restated Certificate of Incorporation will require the affirmative vote of a majority of the shares of common stock of the Company outstanding as of the record date. Proxies solicited by management for which no specific direction is included will be voted “for” the amendment to increase the number of authorized shares of common stock under the Company’s Amended and Restated Certificate of Incorporation from 35,000,000 to 45,000,000. THE BOARD RECOMMENDS A VOTE “FOR” APPROVAL OF THE AMENDMENT TO INCREASE THE NUMBER OF AUTHORIZED SHARES OF COMMON STOCK UNDER THE COMPANY’S AMENDED AND RESTATED CERTIFICATE OF INCORPORATION FROM 35,000,000 TO 45,000,000.

PROPOSAL TWO

APPROVAL OF THE SALE AND ISSUANCE OF UP TO 10,345,905 SHARES OF THE
COMPANY’S COMMON STOCK

The Company is seeking stockholder approval of the issuance of up to 10,345,905 shares of its common stock in the second stage of the private placement described in proposal 1 above, as required by the Nasdaq interpretation of The Nasdaq Stock Market marketplace rule 4350(i)(1)(C)(ii).

As described in proposal 1 above, on September 3, 2002, the Company and Micro Investment executed a definitive securities purchase agreement pursuant to which Micro Investment agreed to lead a two-stage private placement of newly issued common stock of the Company, either as the sole or as a participating investor, for an aggregate purchase price of $30,000,000. Additional investors subsequently agreed to purchase a portion of the shares that Micro Investment had committed to purchase. The first stage of the private placement closed on September 30, 2002, in which the Company issued 4,056,399 shares of the Company’s common stock to the investors at a purchase price of $2.083 per share, resulting in aggregate proceeds to the Company of $8,449,481. 3,969,075 of the shares issued in the first stage were purchased by Micro Investment, and 87,325 shares in the aggregate were purchased by other investors, including Special Situations Fund III, L.P. and Special Situations Cayman Fund, L.P., as well as a director of the Company and certain executive officers of the Company, as more fully described in the section of this proxy entitled “Certain Relationships and Related Party Transactions.”

The investors are obligated to purchase an additional 10,345,905 shares of the Company’s common stock at a purchase price of $2.083 per share, which would result in aggregate proceeds to the Company of $21,550,519. 10,123,181 of the shares issued in the second stage will be purchased by Micro Investment, and 222,723 shares in the aggregate will be purchased by other investors, including Special Situations Fund III, L.P. and Special Situations Cayman Fund, L.P., as well as a director of the Company and certain executive officers of the Company. However, before the Company can close the second stage of the private placement, in addition to requiring stockholder approval in order to amend the Company’s Amended and Restated Certificate of Incorporation to increase the number of shares the Company is authorized to issue thereunder as described in proposal 1 above, the Company must obtain stockholder approval of the issuance of stock in the second closing under Nasdaq rule 4350(i)(1)(C)(ii).

REASON FOR REQUEST FOR STOCKHOLDER APPROVAL

Under Nasdaq marketplace rule 4350(i)(1)(C)(ii), Nasdaq-listed companies are required to obtain stockholder approval before making any issuance of securities in connection with the acquisition of the stock or assets of another company, where due to the present issuance of common stock, other than a public offering for cash, the common stock to be issued (1) is or will be in excess of 20% of the outstanding common stock prior to the issuance, or (2) constitutes voting power in excess of 20% of the outstanding voting power prior to the issuance. Because the proceeds of the sale of common stock of the Company in the second stage of the private placement described in proposal 1 above will be used to finance the remainder of the initial payment in connection with the acquisition of Dendron, for the working capital needs of the Company, including the acquired operations of Dendron, and for transaction costs in connection with the acquisition of Dendron, as well as to replenish the Company’s working capital following the Company’s initial payment in connection with the acquisition of Dendron GmbH, the issuance of common stock in the private placement is deemed by Nasdaq to be “in connection with” the Company’s acquisition of Dendron, solely for the purposes of Nasdaq marketplace rule 4350(i)(1)(C)(ii). The sale of 4,056,399 shares of common stock in the first stage of the private placement resulted in the issuance of stock representing approximately 19.9% of the Company’s outstanding shares immediately prior to the date of issuance. The sale of 10,345,905 shares of common stock in the second stage of the private placement, together with the 4,056,399 shares issued in the first stage, will result in the issuance of stock representing approximately 70.7% of the Company’s outstanding shares immediately prior to the closing of the first stage of the private placement on September 30, 2002. Therefore, the Company is seeking stockholder approval of the sale and issuance of the 10,345,905 shares of common stock to be issued in the second stage of the private placement, in order to satisfy the requirements of Nasdaq marketplace rule 4350(i)(1)(C)(ii).

IMPACT OF THE ISSUANCE ON EXISTING STOCKHOLDERS

The Company’s existing common stockholders will have rights which are equal to those of the holders of the newly-issued common stock. In determining whether to vote for this proposal stockholders should consider that they are subject to the risk of substantial dilution to their interests which will result from the issuance of shares of common stock, and that as a result of the issuance of such common stock the current stockholders will own a smaller percentage of the outstanding common stock of the Company.

The shares issued in the first stage of the private placement have not been registered, and the shares issued in the second stage will not have been registered, under the Securities Act of 1933, as amended, at the time of issuance, and until so registered the shares may not be offered or sold in the United States absent registration or availability of an applicable exemption from registration. The securities purchase agreement includes registration rights provisions that require the Company to prepare and file with the Securities and Exchange Commission, as soon as practicable after the second closing date, a registration statement under the Securities Act of 1933 for the purpose of registering for resale, all of the shares of the Company’s common stock that are sold in the private placement pursuant to the securities purchase agreement. Additional information regarding the Company’s obligation to register the shares can be found below in the section of this proxy statement titled “Certain Relationships and Related Transactions.”

USE OF PROCEEDS

The proceeds of the first stage of the private placement were used to finance a portion of the initial payment in connection with the acquisition of Dendron GmbH. The proceeds of the second stage of the private placement will be used to finance the remainder of the initial payment in connection with the acquisition of Dendron, for the working capital needs of the Company, including the acquired operations of Dendron and for transaction costs in connection with the acquisition of Dendron.

Prior to their use, the Company intends to invest the net proceeds of the private placement in short-term, high-grade interest-bearing securities, certificates of deposit or direct or guaranteed obligations of the U.S. Government.

NOT AN OFFER TO SELL OR SOLICITATION OF AN OFFER TO PURCHASE SECURITIES

THIS PROXY STATEMENT DOES NOT CONSTITUTE AN OFFER TO SELL OR SOLICITATION OF AN OFFER TO PURCHASE SECURITIES OF THE COMPANY. ANY OFFER OF SECURITIES MADE BY THE COMPANY OR OTHER PERSON ON BEHALF OF THE COMPANY MAY BE MADE ONLY PURSUANT TO MATERIALS AND OTHER OFFERING DOCUMENTS PREPARED BY THE COMPANY AND DELIVERED TO QUALIFIED PURCHASERS EXPRESSLY FOR USE IN CONNECTION WITH THE SALE AND ISSUANCE OF COMMON STOCK DESCRIBED HEREIN, AND ANY SUCH OFFER SHALL BE MADE IN COMPLIANCE WITH, OR PURSUANT TO AN EXEMPTION FROM, SECTION 5 OF THE SECURITIES ACT OF 1933, AS AMENDED.

INTEREST OF CERTAIN PERSONS IN OR OPPOSITION TO MATTER TO BE ACTED UPON

Micro Investment currently holds approximately 57.6% of the Company’s outstanding common stock, by virtue of its purchase of 10,106,148 shares pursuant to a securities purchase agreement on May 25, 2001, and 3,969,075 shares pursuant to the closing of the first stage of the securities purchase agreement dated September 3, 2002 described above. Micro Investment has an interest in the approval of proposal 2, so that it can purchase 10,123,181 additional shares in the second stage of the transactions contemplated under the securities purchase agreement dated September 3, 2002.

Additionally, five members of the Company’s Board of Directors directly or indirectly hold equity interests in Micro Investment, and they therefore have an interest in the approval of proposal 2 so that Micro Investment can purchase 10,123,181 additional shares in the second stage of the transactions contemplated under the securities purchase agreement. Mr. Dale A. Spencer, a director of the Company, owns a 1.8% interest in Micro Investment. Ms. Elizabeth H. Weatherman, a director of the Company, is a general partner of Warburg, Pincus Equity Partners, L.P., which, together with three affiliated entities, owns a 86.9% interest in Micro Investment. Mr. Richard B. Emmitt, a director of the Company, is a general partner of The Vertical Group, L.P., which owns a 9.7% interest in Micro Investment. Mr. Paul Buckman, a director of the Company, owns a 0.9% interest in Micro Investment. Mr. James Corbett, the Chairman of the Board of Directors and acting Chief Executive Officer of the Company, owns a 0.1% interest in Micro Investment.

Certain executive officers and a director of the Company also participated in the first stage of the private placement under the securities purchase agreement dated September 3, 2002 described in proposals 1 above and this proposal 2, and therefore have an interest in the approval of proposal 2, so that they can purchase additional shares in the second stage of the transactions contemplated under the securities purchase agreement. The following executive officers and director purchased shares of the Company’s common stock at a price of $2.083 per share in the closing of the first stage of the private placement, and have agreed to purchase shares of the Company’s common stock in the closing of the second stage, also at a price of $2.083 per share: Kim Blickenstaff, a member of the Board of Directors of the Company, purchased 13,521 shares in the first stage, and is obligated to purchase 34,486 shares in the second stage, Harold Hurwitz, the Chief Financial Officer of the Company, purchased 3,380 shares in the first stage, and is obligated to purchase 8,622 shares in the second stage, and William McLain, the Vice President - Operations of the Company, purchased 2,816 shares in the first stage, and is obligated to purchase 7,184 shares in the second stage.

BOARD OF DIRECTORS’ RESERVATION OF RIGHTS

The Board of Directors retains the authority to take or to authorize discretionary actions as may be appropriate to carry out the purposes and intentions of this proposal which the Board of Directors may adopt without stockholder vote in accordance with the Delaware General Corporation Law.

NO DISSENTERS’ RIGHTS

Under Delaware law, stockholders are not entitled to dissenters’ rights of appraisal with respect to this proposal.

REQUIRED VOTE AND RECOMMENDATION OF BOARD OF DIRECTORS

The minimum vote which will constitute stockholder approval shall be a majority of the total votes cast on the proposal in person or by proxy, which for the purposes of Nasdaq rule 4350(i)(6), shall not include the shares issued in the first stage of the private placement described above. Approval of the issuance of up to 10,345,905 shares of common stock in the second stage of the private placement described above will therefore require the affirmative vote of the holders of a majority of the shares present in person or by proxy at the meeting and entitled to vote, excluding the shares issued in the first stage of the private placement described above. Proxies solicited by management for which no specific direction is included will be voted “for” the approval of the issuance of up to 10,345,905 shares of common stock in the second stage of the private placement described above. THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” APPROVAL OF THE SALE AND ISSUANCE OF UP TO 10,345,905 SHARES OF THE COMPANY’S COMMON STOCK.

PROPOSAL THREE

APPROVAL OF AMENDMENT TO THE EMPLOYEE STOCK PURCHASE PLAN TO
INCREASE THE NUMBER OF SHARES THEREUNDER FROM 200,000 TO 400,000 SHARES

The Board of Directors adopted and the stockholders of the Company originally approved the Employee Stock Purchase Plan in July 1996. The purposes of the Employee Stock Purchase Plan are to provide to employees an incentive to join and remain in the service of the Company and its subsidiaries, to promote employee morale and to encourage employee ownership of the Company’s common stock by permitting them to purchase shares at a discount through payroll deductions. The Employee Stock Purchase Plan is intended to qualify as an “employee stock purchase plan” under Section 423 of the Internal Revenue Code. At the time of its adoption, the Employee Stock Purchase Plan authorized the sale of up to 100,000 shares of common stock. In April 1998, the Board of Directors amended the Employee Stock Purchase Plan, subject to stockholder approval, which was obtained in May 1998, to increase the authorized number of shares of common stock issuable under the Employee Stock Purchase Plan to 150,000 shares and to reserve the additional shares for issuance thereunder. In April 1999, the Board of Directors amended the Employee Stock Purchase Plan, subject to stockholder approval, which was obtained in May 1999, to increase the authorized number of shares of common stock issuable under the Employee Stock Purchase Plan to 200,000 shares and to reserve the additional shares for issuance thereunder. As of September 30, 2002, there were no shares remaining available for sale under the Employee Stock Purchase Plan. Subject to approval by the Company’s stockholders, an amendment to the Employee Stock Purchase Plan was approved by the Board of Directors in September 2002, effective with an adoption date in June 2002, to increase the authorized number of shares of common stock issuable thereunder by 200,000 shares and to reserve the additional shares for issuance thereunder, bringing the total number of shares of common stock subject to the Employee Stock Purchase Plan to 400,000.

INTEREST OF CERTAIN PERSONS IN OR OPPOSITION TO MATTER TO BE ACTED UPON

Officers of the Company are eligible to participate in the Employee Stock Purchase Plan, and have a substantial direct interest in the approval of the amendment to the Employee Stock Purchase Plan.

REQUIRED VOTE AND RECOMMENDATION OF BOARD OF DIRECTORS

Approval of the amendment to the Employee Stock Purchase Plan will require the affirmative vote of the holders of a majority of the shares present in person or by proxy at the meeting and entitled to vote. Proxies solicited by management for which no specific direction is included will be voted “for” the amendment of the Employee Stock Purchase Plan to add 200,000 shares of common stock to the pool of shares reserved for issuance thereunder. THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE AMENDMENT TO THE EMPLOYEE STOCK PURCHASE PLAN TO INCREASE THE NUMBER OF SHARES THEREUNDER BY 200,000.

DESCRIPTION OF THE EMPLOYEE STOCK PURCHASE PLAN

The principal features of the Employee Stock Purchase Plan are summarized below, but the summary is qualified in its entirety by reference to the Employee Stock Purchase Plan itself. Copies of the Employee Stock Purchase Plan can be obtained by writing to the Secretary, Micro Therapeutics Inc., 2 Goodyear, Irvine, California 92618.

Administration

The Employee Stock Purchase Plan may be administered by either the Board of Directors or a committee appointed by the Board. The Board has delegated administration of the Employee Stock Purchase Plan to the Compensation Committee of the Board of Directors, which is comprised of three non-employee directors, who are not eligible to participate in the Employee Stock Purchase Plan. Subject to the provisions of the Employee Stock Purchase Plan, the Compensation Committee has full authority to implement, administer and make all determinations necessary under the Employee Stock Purchase Plan.

Eligibility

Every employee of the Company who customarily works more than 20 hours per week will be eligible to participate in offerings made under the Employee Stock Purchase Plan if on the offering date such employee has been employed by the Company for at least 90 days. Employees of any present or future subsidiary of the Company may also participate in the Employee Stock Purchase Plan. An employee may not participate in an offering under the Employee Stock Purchase Plan if immediately after the purchase the employee would own shares or options to purchase shares of stock possessing 5% or more of the total combined voting power or value of all classes of stock of the Company. As of September 30, 2002, approximately 131 persons were eligible to participate in the Employee Stock Purchase Plan.

Purchase of Shares

The two annual offerings under the Employee Stock Purchase Plan commence on the January 1 and July 1 grant dates and each offering continues until the end of the six-month offering period ending on the last day of such period.

Eligible employees who elect to participate in an offering purchase shares of common stock through regular payroll deductions in an amount designated by the employee not to exceed 20% of such employee’s compensation. For this purpose, “compensation” means the amount indicated on the Form W-2 issued to the employee by the Company, including any election deferrals with respect to a plan of the Company qualified under either Section 125 or Section 401(a) of the Internal Revenue Code of 1986, as amended. Shares of common stock are purchased automatically on the purchase date for each six-month offering period, which is the last day of each offering period, at a price equal to 85% of the fair market value of the shares on the January 1 or July 1 grant date or 85% of the fair market value of the shares as of the purchase date, whichever is lower. A participant may withdraw from an offering at any time prior to the purchase date and receive a refund of his payroll deductions, without interest. A participant’s rights in the Employee Stock Purchase Plan are nontransferable other than on the death of the participant. The Employee Stock Purchase Plan is administered in a manner designed to ensure that any affiliate participant’s commencement or discontinuation of participation in the Employee Stock Purchase Plan or increase or decrease of payroll deductions is effected in compliance with the exemptions from liability under Section 16(b) of the Securities Exchange Act of 1934 as set forth in Rule 16b-3 promulgated thereunder.

No employee may purchase stock in an amount which would permit his or her rights under the Employee Stock Purchase Plan (and any similar purchase plans of the Company and any parent and subsidiaries of the Company) to accrue at a rate which exceeds $25,000 in fair market value, determined as of the grant date, for each calendar year not to purchase more than 2,500 shares in any year.

The Board of Directors may at any time amend, suspend or terminate the Employee Stock Purchase Plan; provided that any amendment that would (1) increase the aggregate number of shares authorized for sale under the Employee Stock Purchase Plan (except pursuant to adjustments provided for in the Employee Stock Purchase Plan), (2) change the standards of eligibility for participation, or (3) materially increase the benefits which accrue to participants under the Employee Stock Purchase Plan, are not effective unless approved by the stockholders within 12 months of the adoption of such amendment by the Board of Directors. Unless previously terminated by the Board of Directors, the Employee Stock Purchase Plan will terminate on February 18, 2007 or when all shares authorized for sale thereunder have been sold, whichever is earlier.

SUMMARY OF FEDERAL INCOME TAX CONSEQUENCES OF EMPLOYEE STOCK PURCHASE PLAN

The following is a summary of certain federal income tax consequences of participation in the Employee Stock Purchase Plan. The summary should not be relied upon as being a complete statement of all possible federal income tax consequences. Federal tax laws are complex and subject to change. Participation in the Employee Stock Purchase Plan may also have consequences under state and local tax laws which vary from the federal tax consequences described below. For such reasons, the Company recommends that each participant consult his or her personal tax advisor to determine the specific tax consequences applicable to him or her.

No taxable income is recognized by a participant either at the time of election to participate in an offering under the Employee Stock Purchase Plan or at the time shares are purchased thereunder.

If shares are disposed of at least two years after the grant date and at least one year after the purchase date or in the event of a participant’s death (whenever occurring) while owning such shares, then the lesser of (1) the excess of the fair market value of the shares at the time of such disposition over the purchase price of the shares or (2) fifteen percent of the fair market value of the shares on the grant date will be treated as ordinary income to the participant. Any further gain upon such disposition is taxed as long-term capital gain. Any long-term capital gain is taxed as capital gain at the rates then in effect. If the shares are sold and the sale price is less than the purchase price, there is no ordinary income and the participant will have a capital loss equal to the difference between the sale price and the purchase price. The ability of a participant to utilize such a capital loss depends upon the participant’s other tax attributes and the statutory limitation on capital loss deductions not discussed herein.

If the shares are sold or disposed of (including any disposition by way of gift) before the expiration of the two-year holding period described above or within one year after the shares are transferred to the participant, then the excess of the fair market value of the shares on the purchase date over the purchase price is treated as ordinary income to the participant. This excess constitutes ordinary income for the year of sale or other disposition even if no gain is realized on the sale or a gratuitous transfer of shares is made. The balance of the gain is taxed as capital gain at the rates then in effect. If the shares are sold for less than their fair market value on the purchase date, the same amount of ordinary income is attributed to the participant and a capital loss is recognized equal to the difference between the sale price and the value of the shares on such purchase date. As indicated above, the ability of the participant to utilize such a capital loss depends upon the participant’s other tax attributes and the statutory limitation on capital losses not discussed herein.

NEW PLAN BENEFITS

The Company believes that the benefits or amounts that have been received or will be received by any participant under the Employee Stock Purchase Plan cannot be determined.

PROPOSAL FOUR

AMENDMENT TO THE 1996 STOCK INCENTIVE PLAN TO INCREASE THE TOTAL
NUMBER OF SHARES PURCHASABLE THEREUNDER FROM 4,750,000 TO 5,750,000 SHARES

The Board of Directors adopted and the stockholders of the Company originally approved the 1996 Stock Incentive Plan in July 1996. The purpose of the 1996 Stock Incentive Plan is to provide participants with incentives which will encourage them to acquire a proprietary interest in, and continue to provide services to, the Company. The 1996 Stock Incentive Plan is not subject to any of the provisions of the Employee Retirement Income Security Act of 1974, or ERISA, and is not a qualified deferred compensation plan under Section 401(a) of the Internal Revenue Code. At the time of its adoption, the 1996 Stock Incentive Plan authorized the sale of up to 600,000 shares of common stock. On May 29, 1998 the Board of Directors and stockholders amended the 1996 Stock Incentive Plan to increase the authorized number of shares of common stock issuable thereunder by 500,000 shares and to reserve the additional shares for issuance under the 1996 Stock Incentive Plan, bringing the total number of shares of common stock subject to the 1996 Stock Incentive Plan to 1,100,000. On May 27, 1999, the Board of Directors and the stockholders amended the 1996 Stock Incentive Plan to increase the authorized number of shares of common stock issuable thereunder by 900,000 shares and to reserve the additional shares for issuance under the 1996 Stock Incentive Plan, bringing the total number of shares of common stock subject to the 1996 Stock Incentive Plan to 2,000,000. On September 25, 2000, the Board of Directors and stockholders amended the 1996 Stock Incentive Plan to increase the authorized number of shares of common stock issuable thereunder by 500,000 shares and to reserve the additional shares for issuance under the 1996 Stock Incentive Plan, bringing the total number of shares of common stock subject to the 1996 Stock Incentive Plan to 2,500,000. On May 31, 2001, the Board of Directors and stockholders amended the 1996 Stock Incentive Plan to increase the authorized number of shares of common stock issuable thereunder by 750,000 shares and to reserve the additional shares for issuance under the 1996 Stock Incentive Plan, bringing the total number of shares of common stock subject to the 1996 Stock Incentive Plan to 3,250,000. On May 30, 2002, the Board of Directors and stockholders amended the 1996 Stock Incentive Plan to increase the authorized number of shares of common stock issuable thereunder by 1,500,000 shares and to reserve the additional shares for issuance under the 1996 Stock Incentive Plan, bringing the total number of shares of common stock subject to the 1996 Stock Incentive Plan to 4,750,000. On September 19, 2002, subject to stockholder approval, the Board of Directors amended the 1996 Stock Incentive Plan to increase the authorized number of shares of common stock issuable thereunder by 1,000,000 shares and to reserve the additional shares for issuance under the 1996 Stock Incentive Plan, bringing the total number of shares of common stock subject to the 1996 Stock Incentive Plan to 5,750,000.

INTEREST OF CERTAIN PERSONS IN OR OPPOSITION TO MATTER TO BE ACTED UPON

Officers and directors of the Company are eligible to participate in the 1996 Stock Incentive Plan, and have a substantial direct interest in the approval of the amendment to the 1996 Stock Incentive Plan.

REQUIRED VOTE AND RECOMMENDATION OF BOARD OF DIRECTORS

Approval of the amendment to the 1996 Stock Incentive Plan will require the affirmative vote of the holders of a majority of the shares present in person or by proxy at the meeting and entitled to vote. Proxies solicited by management for which no specific direction is included will be voted “for” the amendment of the 1996 Stock Incentive Plan to add 1,000,000 shares of common stock to the pool of shares reserved for issuance thereunder. THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE AMENDMENT TO THE 1996 STOCK INCENTIVE PLAN TO INCREASE THE NUMBER OF SHARES THEREUNDER BY 1,000,000.

DESCRIPTION OF THE 1996 STOCK INCENTIVE PLAN

The principal features of the 1996 Stock Incentive Plan are summarized below, but the summary is qualified in its entirety by reference to the 1996 Stock Incentive Plan itself. Copies of the 1996 Stock Incentive Plan can be obtained by writing to the Secretary, Micro Therapeutics Inc., 2 Goodyear, Irvine, California 92618.

Administration

The 1996 Stock Incentive Plan may be administered by either the Board of Directors or a committee appointed by the Board. The Board has delegated the duties of administrator to the Compensation Committee, which is comprised of three non-employee directors, all of whom are eligible to participate in the 1996 Stock Incentive Plan. Subject to the provisions of the 1996 Stock Incentive Plan, the administrator has full authority to implement, administer and make all determinations necessary under the 1996 Stock Incentive Plan. See “Directors’ Fees” regarding the annual grant of options to non-employee directors.

The Board may from time to time alter, amend, suspend or terminate the 1996 Stock Incentive Plan in such respects as the Board may deem advisable, provided, however, that no such alteration, amendment, suspension or termination shall be made that would substantially affect or impair the rights of any person under any incentive option, nonqualified option or restricted share theretofore granted to such person without his or her consent. Unless previously terminated by the Board, the 1996 Stock Incentive Plan will terminate on August 1, 2006.

Eligibility

Incentive Options. Officers and other key employees of the Company or of any affiliated company, which is a parent or subsidiary corporation of the Company, whether now existing or hereafter created or acquired, including directors if they also are employees of the Company or an affiliated company, as may be determined by the administrator, who qualify for incentive stock options under the applicable provisions of the Internal Revenue Code, will be eligible for selection to receive incentive options under the 1996 Stock Incentive Plan. An employee who has been granted an incentive option may, if otherwise eligible, be granted an additional incentive option or options and receive nonqualified options or restricted shares if the administrator so determines. No incentive stock options may be granted to an optionee under the 1996 Stock Incentive Plan if the aggregate fair market value (determined on the date of grant) of the stock with respect to which incentive stock options are exercisable by such optionee in any calendar year under the 1996 Stock Incentive Plan exceeds $100,000.

Nonqualified Options or Restricted Shares. Officers and other key employees of the Company or of an affiliated company, any member of the Board, whether or not he or she is employed by the Company, or consultants, business associates or others with important business relationships with the Company will be eligible to receive nonqualified options or restricted shares under the 1996 Stock Incentive Plan. An individual who has been granted a nonqualified option or restricted shares may, if otherwise eligible, be granted an incentive option or an additional nonqualified option or options or restricted shares if the administrator so determines.

In no event may any individual be granted options under the 1996 Stock Incentive Plan pursuant to which the aggregate number of shares that may be acquired thereunder during any calendar year exceeds 100,000 shares. As of September 30, 2002, approximately 130 persons were participating in the 1996 Stock Incentive Plan.

Vesting and Exercise

The exercise price of incentive stock options must at least be equal to the fair market value of a share of common stock on the date the option is granted (110% with respect to optionees who own at least 10% of the outstanding common stock). Nonqualified options shall have an exercise price of not less than 85% of the fair market value of a share of common stock on the date such option is granted (110% with respect to optionees who own at least 10% of the outstanding common stock). The exercise price of all options granted under the 1996 Stock Incentive Plan to non-employee directors shall be 100% of the fair market value of the common stock on the date of grant, and all such options shall have a term of 10 years. Payment of the exercise price may be made in cash, by delivery of shares of the Company’s common stock or, potentially, through the delivery of a promissory note, provided that an amount equal to at least the aggregate par value of the shares purchased upon exercise of an option must be paid in a form of consideration permitted under the Delaware General Corporation Law. The administrator has the authority to determine the time or times at which options granted under the Plan become exercisable, provided that options must expire no later than ten years from the date of grant (five years with respect to optionees who own at least 10% of the outstanding common stock). Options are nontransferable, other than upon death by will and the laws of descent and distribution, and generally may be exercised only by an employee while employed by the Company or within three months after termination of employment (one year for termination resulting from death or disability).

Until April 2002, the terms of the 1996 Stock Incentive Plan provided that the vesting with respect to all issued and outstanding options to purchase common stock of the Company would accelerate and become fully exercisable upon a “change in control.” The consummation of the second closing of an investment in the Company by Micro Investment, LLC, in July 2001 resulted in a “change in control” for the purposes of the 1996 Stock Incentive Plan, and therefore all then-outstanding options to purchase common stock under the 1996 Stock Incentive Plan immediately became fully exercisable at such time. However, new options granted after the first closing of the investment by Micro Investment in June 2001, but prior to the second closing in July 2001, included a modified “change in control” provision, so that the vesting of any such new options would not accelerate upon the “change in control” caused by the July 2001 transaction, and for officers of the Company, would only accelerate upon a change in control caused by the July 2001 transaction if within twelve months of the change in control, the officer voluntarily resigns for “good reason” or is terminated for any reason other than for “cause.”

In April 2002, the Board of Directors amended the 1996 Stock Incentive Plan to provide that vesting with respect to all subsequently issued options to purchase common stock and the repurchase rights with respect to restricted stock will not accelerate upon a “change in control” unless the options or restricted stock will not be assumed by the acquiring or successor entity (or parent thereof), or unless new options or restricted stock of comparable value are not to be issued in exchange therefor. However, the administrator may, at its discretion, provide for other vesting arrangements in an option agreement or restricted stock purchase agreement, including arrangements which provide for full acceleration of vesting upon a change in control.

SUMMARY OF FEDERAL INCOME TAX CONSEQUENCES OF 1996 STOCK INCENTIVE  PLAN

The following is a summary of certain federal income tax consequences of participation in the 1996 Stock Incentive Plan. The summary should not be relied upon as being a complete statement of all possible federal income tax consequences. Federal tax laws are complex and subject to change. Participation in the 1996 Stock Incentive Plan may also have consequences under state and local tax laws which vary from the federal tax consequences described below. For such reasons, the Company recommends that each participant consult his or her personal tax advisor to determine the specific tax consequences applicable to him or her.

Incentive Options. No taxable income is recognized by an optionee under the 1996 Stock Incentive Plan upon either the grant or the exercise of an incentive option. Instead, a taxable event occurs upon the sale or other disposition of the shares acquired upon exercise of an incentive option, and the tax treatment of the gain or loss realized depends upon how long the shares were held before their sale or disposition. If a sale or other disposition of the shares received upon the exercise of an incentive option occurs more than (1) one year after the date of exercise of the option and (2) two years after the date of grant of the option, the holder will recognize long-term capital gain or loss at the time of sale equal to the full amount of the difference between the proceeds realized and the exercise price paid. However, a sale, exchange, gift or other transfer of legal title of such stock (other than certain transfers upon the optionee’s death) before the expiration of either of the one-year or two-year periods described above constitutes a “disqualifying disposition.” A disqualifying disposition involving a sale or exchange results in ordinary income to the optionee in an amount equal to the lesser of (1) the fair market value of the stock on the date of exercise minus the exercise price or (2) the amount realized on disposition minus the exercise price. If the amount realized in a disqualifying disposition exceeds the fair market value of the stock on the date of exercise, the gain realized in excess of the amount taxed as ordinary income as indicated above is taxed as capital gain. A disqualifying disposition as a result of a gift results in ordinary income to the optionee in an amount equal to the difference between the exercise price and the fair market value of the stock on the date of exercise. Any loss realized upon a disqualifying disposition is treated as a capital loss. Capital gains and losses resulting from disqualifying dispositions are treated as long-term or short-term depending upon whether the shares were held for more or less than the applicable statutory holding period, which currently is more than one year for long-term capital gains. The Company is entitled to a tax deduction in an amount equal to the ordinary income recognized by the optionee as a result of a disposition of the shares received upon exercise of an incentive option.

The exercise of an incentive option may result in items of “tax preference” for purposes of the “alternative minimum tax.” Alternative minimum tax is imposed on an individual’s income only if the amount of the alternative minimum tax exceeds the individual’s regular tax for the year. For purposes of computing alternative minimum tax, the excess of the fair market value on the date of exercise of the shares received on exercise of an incentive option over the exercise price paid is included in alternative minimum taxable income in the year the option is exercised. An optionee who is subject to alternative minimum tax in the year of exercise of an incentive option may claim as a credit against the optionee’s regular tax liability in future years the amount of alternative minimum tax paid which is attributable to the exercise of the incentive option. This credit is available in the first year following the year of exercise in which the optionee has regular tax liability.

Nonqualified Options. No taxable income is recognized by an optionee upon the grant of a nonqualified option. Upon exercise, however, the optionee recognizes ordinary income in the amount by which the fair market value of the shares purchased, on the date of exercise, exceeds the exercise price paid for such shares. The income recognized by the optionee who is an employee is subject to income tax withholding by the Company out of the optionee’s current compensation. If such compensation is insufficient to pay the taxes due, the optionee is required to make a direct payment to the Company for the balance of the tax withholding obligation. The Company is entitled to a tax deduction equal to the amount of ordinary income recognized by the optionee, provided that certain reporting requirements are satisfied. If the exercise price of a nonqualified option is paid by the optionee in cash, the tax basis of the shares acquired is equal to the cash paid plus the amount of income recognized by the optionee as a result of such exercise. If the exercise price is paid by delivering shares of common stock of the Company already owned by the optionee or by a combination of cash and already-owned shares, there is no current taxable gain or loss recognized by the optionee on the already-owned shares exchanged, however, the optionee will nevertheless recognize ordinary income to the extent that the fair market value of the shares purchased on the date of exercise exceeds the price paid, as described above. The new shares received by the optionee, up to the number of the old shares exchanged, have the same tax basis and holding period as the optionee’s basis and holding period in the old shares. The balance of the new shares received have a tax basis equal to any cash paid by the optionee plus the amount of income recognized by the optionee as a result of such exercise, and have a holding period commencing with the date of exercise. Upon the sale or disposition of shares acquired pursuant to the exercise of a nonqualified option, the difference between the proceeds realized and the optionee’s basis in the shares is a capital gain or loss and is treated as long-term capital gain or loss if the shares have been held for more than the applicable statutory holding period, which is currently more than one year for long-term capital gains.

Restricted Stock. If no Section 83(b) election is made and repurchase rights are retained by the Company, a taxable event occurs on each date the participant’s ownership rights vest (e.g., when the Company’s repurchase rights expire) as to the number of shares that vest on that date, and the holding period for capital gain purposes does not commence until the date the shares vest. The participant recognizes ordinary income on each date shares vest in an amount equal to the excess of the fair market value of such shares on that date over the amount paid for such shares. Any income recognized by a participant who is an employee is subject to income tax withholding by the Company out of the optionee’s current compensation. If such compensation is insufficient to cover the amount to be withheld, the participant is required to make a direct payment to the Company for the balance of the tax withholding obligation. The Company is entitled to a tax deduction in an amount equal to the ordinary income recognized by the participant. The participant’s basis in the shares is equal to the purchase price, if any, increased by the amount of ordinary income recognized.

If a Section 83(b) election is made within 30 days after the date of transfer, or if no repurchase rights are retained by the Company, then the participant recognizes ordinary income on the date of purchase in an amount equal to the excess of the fair market value of such shares on the date of purchase over the purchase price paid for such shares.

Tax Withholding. Under the 1996 Stock Incentive Plan, the Company has the power to withhold, or require a participant to remit to the Company, an amount sufficient to satisfy Federal, state and local withholding tax requirements with respect to any options exercised or restricted stock granted under the 1996 Stock Incentive Plan. To the extent permissible under applicable tax, securities, and other laws, the administrator may, in its sole discretion, permit a participant to satisfy an obligation to pay any tax to any governmental entity in respect of any option or restricted stock up to an amount determined on the basis of the highest marginal tax rate applicable to such participant, in whole or in part, by (1) directing the Company to apply shares of common stock to which the participant is entitled as a result of the exercise of an option or as a result of the lapse of restrictions on restricted stock, or (2) delivering to the Company shares of common stock owned by the participant.

NEW PLAN BENEFITS

The Company believes that the benefits or amounts that have been received or will be received by any participant under the 1996 Stock Incentive Plan cannot be determined.

EQUITY COMPENSATION PLAN INFORMATION

The following table sets forth information regarding outstanding options, warrants and rights and shares reserved for future issuance under the Company’s existing equity compensation plans as of the fiscal year ended December 31, 2001. The Company’s stockholder approved plans consist of the 1996 Stock Incentive Plan and the 1993 Incentive Stock Option, Nonqualified Stock Option and Restricted Stock Purchase Plan, and the Employee Stock Purchase Plan which is listed separately below. The following table does not take into account the proposed increase in the number of shares subject to the Employee Stock Purchase Plan set forth in proposal 3 or the 1996 Stock Incentive Plan set forth in proposal 4.

Plan category	Number of securities to be issued upon exercise of outstanding options, warrants and rights as of December 31, 2001 (a)	Weighted-average exercise price of outstanding options, warrants and rights (b)	Number of securities remaining available for future issuance under equity compensation plans as of December 31, 2001 (excluding securities reflected in column (a)) (c) (1)
Equity compensation plans approved by security holders(2)	2,762,454	$6.56	993,835

Employee Stock Purchase Plan approved by security holders	—	—	0

Equity compensation plans not approved by security holders	0	0	0

Total	2,762,454	$6.56	993,835

(1)
The 1996 Stock Incentive Plan and the 1993 Incentive Stock Option, Nonqualified Stock Option and Restricted Stock Purchase Plan, in addition to providing for the issuance of options, warrants and rights, also provide for the issuance of restricted stock awards and unrestricted stock awards up to the number of remaining shares authorized under such plans as set forth in column (c) above.

(2)	Includes the 1996 Stock Incentive Plan and the 1993 Incentive Stock Option, Nonqualified Stock Option and Restricted Stock Purchase Plan.

COMPENSATION OF EXECUTIVE OFFICERS

The following table sets forth compensation earned during the three fiscal years ended December 31, 1999, 2000 and 2001 by the Company’s Chief Executive Officer and the four other most highly compensated executive officers whose total salary and bonus during 2001 exceeded $100,000. These officers are referred to as the named executive officers.

Summary Compensation Table

	Annual Compensation				Long Term Compensation
					Awards
Name and Principal Position	Year	Salary ($)		Bonus ($)	Securities Underlying Options (#)	All Other Comp. (1)
Thomas C. Wilder, III (2)	2001	—		—	—	—
President	2000	—		—	—	—
	1999	—		—	—	—

James Corbett (3)	2001	—		—	—	—
Chairman of the Board of Directors,	2000	—		—	—	—
acting Chief Executive Officer	1999	—		—	—	—
and former acting President

Harold Hurwitz	2001	178,827		24,990	30,000	—
Chief Financial Officer	2000	162,100		28,000	40,000	—
	1999	145,800		20,000	13,125	—

William McLain	2001	168,308		26,040	30,000	—
Vice President - Operations	2000	153,500		25,000	40,000	—
	1999	139,150		22,000	13,125	—

Earl Slee	2001	184,086		31,237	30,000	—
Vice President - Research and	2000	167,601		27,000	42,000	—
Development	1999	151,525		8,000	13,125	—

Brett Wall (4)	2001	155,258	(5)	27,531	52,250	—
Vice President - Marketing	2000	38,000		17,346	50,000	—
	1999	—		—	—	—

John Rush (6)	2001	220,000		66,000	50,000	$19,241	(7)
	2000	118,100		68,900	300,000	—
	1999	—		—	—	—

(1)	Does not reflect certain personal benefits, which in the aggregate are less than 10% of each named executive officer’s salary and bonus.

(2)
Mr. Wilder was named as the Company’s President on September 3, 2002 and shall become the Chief Executive Officer following a brief transition period. Mr. Wilder shall receive a base salary of $250,000 per year, and received a one time signing bonus of $50,000, as more fully described below in the section titled “Employment and Severance Agreements.”

(3)
Mr. Corbett was named as the Company’s acting Chief Executive Officer and President on April 23, 2002, and served as acting President until September 3, 2002, when Mr. Wilder was named as the Company’s President. Mr. Corbett will continue as the Company’s Chief Executive Officer for a brief transition period. He did not receive any compensation in his capacity as acting Chief Executive Officer and President, but receives $150,000, on an annualized basis, as compensation in his capacity as active Chairman of the Board of Directors.

(4)	Mr. Wall was hired on September 18, 2000 and promoted to Vice President—Marketing on April 1, 2001.

(5)	Includes $10,258 in additional compensation as reimbursement for relocation expenses.

(6)
Mr. Rush was hired on May 10, 2000 as the Executive Vice President of Marketing and Sales, was promoted to Chief Operating Officer on November 6, 2000, and became Chief Executive Officer and President on December 13, 2000. He resigned as the Company’s Chief Executive Officer and President and as a member of the Company’s Board of Directors on April 23, 2002.

(7)	Reflects $19,241 for rent related to a corporate apartment for use by Mr. Rush near the Company’s offices in Irvine, California.

OPTION MATTERS

Option Grants. The following table sets forth certain information concerning grants of options to each of the Company’s named executive officers identified in the Summary Compensation Table during the fiscal year ended December 31, 2001.

Option Grants in Last Fiscal Year

(Individual Grants)

Name	Number of Securities Underlying Options Granted (#)	% of Total Options Granted to Employees in Fiscal Year (1)	Exercise Price ($/Share)		Expiration Date
Thomas Wilder (2)	—	—		—	—
James Corbett (3)	—	—		—	—
Harold Hurwitz	30,000	4.15%		$6.0500	7/3/11
William McLain	30,000	4.15%		$6.0500	7/3/11
Earl Slee	30,000	4.15%		$6.0500	7/3/11
Brett Wall	20,000 2,250 30,000	2.76% 0.31% 4.15%	$ $ $	4.9062 4.4500 6.0500	4/4/11 5/2/11 7/3/11
John Rush (4)	50,000	6.91%		$6.0500	7/3/11

(1)
Options to purchase an aggregate of 723,472 shares of common stock were granted to employees, including the named executive officers identified in the Summary Compensation Table during the fiscal year ended December 31, 2001.

(2)
Mr. Wilder was named as the Company’s President on September 3, 2002 and shall become the Chief Executive Officer following a brief transition period. Mr. Wilder was granted an option to purchase 250,000 shares of common stock at an exercise price of $2.02 per share on September 2, 2002. 25% of the option will vest on September 2, 2003, and the remainder will vest at a rate of 2.083% per month until fully vested.

(3)
Mr. Corbett was named as the Company’s acting Chief Executive Officer and President on April 23, 2002, and served as acting President until September 3, 2002, when Mr. Wilder was named as the Company’s President. Mr. Corbett will continue as the Company’s Chief Executive Officer for a brief transition period. Mr. Corbett was granted an option to purchase 16,000 shares pursuant to his election as Chairman of the Board of Directors in January 2002, at an exercise price of $6.30 per share, an additional 50,000 shares in January 2002 at an exercise price of $7.00 per share and an additional 10,000 shares in June 2002 at an exercise price of $4.35 per share pursuant to his election as President and Chief Executive Officer. 25% of each option will vest following one year from the date of grant, and the remainder will vest at a rate of 2.083% per month until fully vested.

(4)	Mr. Rush resigned as the Company’s Chief Executive Officer and President and as a member of the Company’s Board of Directors on April 23, 2002.

Aggregated Option Exercises in Last Fiscal Year. The following table includes the number of shares covered by both exercisable and unexercisable stock options as of December 31, 2001. Also reported are the values for “in the money” options which represent the positive spread between the exercise prices of any such existing stock options and the fiscal year end price of the Company’s common stock ($6.29 per share).

Aggregated Option Exercises in Last Fiscal Year
and Fiscal Year-End Option Values

			Number of Securities Underlying Unexercised Options at Fiscal Year End (#)		Value of Unexercised In-the-Money Options at Fiscal Year End ($)
Name	Shares acquired on exercise (#)	Value realized ($)	Exercisable	Unexercisable	Exercisable	Unexercisable
Thomas Wilder (1)	—	—	—	—	—	—
James Corbett (2)	—	—	—	—	—	—
Harold Hurwitz	—	—	116,011	32,114	$60,825	$6,450
William McLain	—	—	86,109	32,091	$53,391	$6,450
Earl Slee	—	—	137,000	33,125	$33,825	$6,450
Brett Wall	—	—	75,374	26,876	$32,566	$6,450
John Rush (3)	—	—	350,000	—	$351,950	—

(1)
Mr. Wilder was named as the Company’s President on September 3, 2002 and shall become the Chief Executive Officer following a brief transition period. Mr. Wilder was granted an option to purchase 250,000 shares of common stock at an exercise price of $2.02 per share on September 2, 2002. 25% of the option will vest on September 2, 2003, and the remainder will vest at a rate of 2.083% per month until fully vested.

(3)
Mr. Corbett was named as the Company’s acting Chief Executive Officer and President on April 23, 2002, and served as acting President until September 3, 2002, when Mr. Wilder was named as the Company’s President. Mr. Corbett will continue as the Company’s Chief Executive Officer for a brief transition period. Mr. Corbett was granted an option to purchase 16,000 shares pursuant to his election as Chairman of the Board of Directors in January 2002, at an exercise price of $6.30 per share, an additional 50,000 shares in January 2002 at an exercise price of $7.00 per share, and an additional 10,000 shares in June 2002 at an exercise price of $4.35 per share pursuant to his election as President and Chief Executive Officer. 25% of each option will vest following one year from the date of grant, and the remainder will vest at a rate of 2.083% per month until fully vested.

(3)	Mr. Rush resigned as the Company’s Chief Executive Officer and President and as a member of the Company’s Board of Directors on April 23, 2002.

EMPLOYMENT AND SEVERANCE AGREEMENTS

The Company has entered into a separation agreement with John Rush, who resigned as the Company’s President and Chief Executive Officer and as a member of the Company’s Board of Directors on April 23, 2002. Under the terms of the separation agreement, Mr. Rush will provide consulting services to the Company and continue to receive his base salary for a period of one year, and he will continue to make himself available to the Company to provide certain services at the Company’s request until July 26, 2003.

Effective June 1, 2002, the Company entered into an employment agreement with James Corbett, the Company’s then-acting President and Chief Executive Officer, who also is Chairman of the Company’s Board of Directors, President of ev3 International, Executive Vice President and a director of ev3 Inc., ev3 International’s parent company, and owner of a 0.1% membership interest in Micro Investment. The Company concurrently entered into an agreement with ev3 Inc., with respect to relocation expenses for Mr. Corbett. Under the terms of both agreements, the Company agreed to pay 75% of Mr. Corbett’s relocation expenses, up to an aggregate expenditure by the Company of $352,500. The agreement with ev3 Inc. provided that in the event that Mr. Corbett were to cease to serve as the Company’s Chief Executive Officer prior to May 31, 2003, the Company would be reimbursed for a pro rata portion of relocation expenses previously paid by the Company based on the fraction of the year ending May 31, 2003 that Mr. Corbett would not have served as the Company’s Chief Executive Officer. In June 2002, the Company accrued its estimate of relocation costs to be paid by the Company, amounting to $352,500. The agreements also provided for the Company to make a loan to Mr. Corbett in an amount equal to the difference between an agreed-upon value of the residence from which Mr. Corbett relocated and existing obligations collateralized by the residence. The loan, amounting to $1,817,833, was made by the Company in July 2002, and collateralized by the residence. The loan will be repaid to the Company from the proceeds of the sale of the residence in October 2002, subject to and following the close of escrow with respect to the sale of the residence. Mr. Corbett resigned as acting President of the Company on September 3, 2002, upon the election of Thomas Wilder, III as President, and Mr. Corbett will continue as the Company’s acting Chief Executive Officer for a brief transition period. Mr. Corbett continues to serve as the Chairman of the Company’s Board of Directors.

On September 3, 2002, the Company entered into an employment agreement with Thomas Wilder, who was named as the Company’s President on September 3, 2002 and who shall become the Chief Executive Officer following a brief transition period. Pursuant to the terms of the agreement, Mr. Wilder shall receive a base salary of $250,000 per year, as well as a bonus of up to 40% of his base salary, based upon performance relative to goals set for the Company and for Mr. Wilder. Pursuant to the terms of the agreement, Mr. Wilder also received a one time signing bonus of $50,000, and is entitled to reimbursement for reasonable costs, to a maximum of $100,000, related to his relocation. Both the signing bonus and the relocation expense reimbursement are subject to repayment to the Company if Mr. Wilder’s employment ceases due to termination or resignation within one year following the start of his employment. Additionally, Mr. Wilder will be entitled to six months salary as severance if his employment is terminated by the Company other than for cause or pursuant to a layoff. Mr. Wilder was granted an option to purchase 250,000 shares of common stock at an exercise price of $2.02 per share on September 2, 2002. 25% of the option will vest on September 2, 2003, and the remainder will vest at a rate of 2.083% per month until fully vested.

DIRECTORS’ FEES

Non-employee directors are compensated in the amount of $2,000 for each meeting of the Board of Directors attended and $500 for each committee meeting attended. Additionally, all directors are reimbursed for certain expenses incurred for meetings of the Board of Directors which they attend. James Corbett also receives $150,000, on an annualized basis, as compensation in his capacity as active Chairman of the Board of Directors. At the discretion of the Board of Directors, each non-employee director will be granted options under the Company’s 1996 Stock Incentive Plan. Currently, each non-employee director receives an initial grant of an option to purchase 16,000 shares, vesting 25% immediately and the remaining 75% over the following three years, plus an annual grant of an option to purchase 4,000 shares upon each reelection, vesting 25% immediately and the remaining 75% over the following three years. In fiscal year 2001, Kim Blickenstaff, Dick Allen and Jim Fitzsimmons were each granted an option to purchase 4,000 shares pursuant to their reelection to the Board of Directors in May 2001, and Dale Spencer was granted an option to purchase 16,000 shares pursuant to his election to the Board of Directors on the same date. Paul Buckman, Richard Emmitt and Elizabeth Weatherman were each granted an option to purchase 16,000 shares pursuant to their election to the Board of Directors in July 2001. Mr. Corbett was granted an option to purchase 16,000 shares pursuant to his election as Chairman of the Board of Directors in January 2002, and an additional 50,000 shares in January 2002 at the discretion of the Board of Directors. Richard Randall was granted an option to purchase 16,000 shares pursuant to his election to the Board of Directors in July 2002. Mr. Allen and Mr. Fitzsimmons resigned from the Board of Directors on July 24, 2001. John Rush resigned as the Company’s Chief Executive Officer and President and as a member of the Company’s Board of Directors on April 23, 2002.

SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Securities Exchange Act of 1934, as amended requires the Company’s directors and executive officers, and persons who own more than ten percent of a registered class of the Company’s equity securities, to file reports of ownership of, and transactions in, the Company’s securities with the Securities and Exchange Commission and The Nasdaq Stock Market. Such directors, executive officers and 10% stockholders are also required to furnish the Company with copies of all Section 16(a) forms they file.

Based solely upon its review of the copies of Forms 3 and 4 and amendments thereto furnished to the Company, or written representations that no annual Form 5 reports were required, the Company believes that all filing requirements under Section 16(a) of the Securities Exchange Act of 1934 applicable to its directors, officers and any persons holding ten percent or more of the Company’s common stock were made with respect to the Company’s fiscal year ended December 31, 2001, except that Kim Blickenstaff, a director of the Company, missed timely filing of a Form 4 with respect to the purchase of common stock in May 2001, (the Form 4 was subsequently filed on June 22, 2001), Brett Wall, an officer of the Company, missed timely filing of a Form 3 upon first becoming subject to the filing requirements under Section 16(a) in April 2001, (the Form 3 was subsequently filed on July 11, 2001), and Paul Buckman, a director of the Company, did not report 10,000 shares of the Company’s common stock he held upon the filing of his Form 3 in August 2001 (these shares were reported on his Form 5 filed in January 2002).

SECURITY OWNERSHIP OF MANAGEMENT AND CERTAIN BENEFICIAL OWNERS

Set forth below under the column titled “Pre-Second Closing” is certain information as of September 30, 2002 regarding the beneficial ownership of the Company’s common stock by (1) any person who was known by the Company to own more than five percent (5%) of the voting securities of the Company, (2) all directors and nominees, (3) each of the named executive officers identified in the Summary Compensation Table, and (4) all current directors and executive officers as a group. Unless otherwise indicated, the persons named in the table have sole voting and sole investment power with respect to all shares beneficially owned, subject to community property laws where applicable. Set forth below under the column titled “Estimated Post-Second Closing” is an estimate of the beneficial ownership of the Company’s common stock by (1) any person who was known by the Company to own more than five percent (5%) of the voting securities of the Company, (2) all directors and nominees, (3) each of the named executive officers identified in the Summary Compensation Table, and (4) all current directors and executive officers as a group, following stockholder approval of and completion of the second stage of the private placement described in this proxy statement.

	Pre-Second Closing		Estimated Post- Second Closing
Name and Address of Beneficial Owners (1)	Amount and Nature of Beneficial Ownership (2)	Percent of Class	Amount and Nature of Beneficial Ownership (2)	Percent of Class
Abbott Laboratories (3)	1,212,628	4.96%	1,212,628	3.49%
Micro Investment, LLC (4)	14,075,223	57.59%	24,198,404	69.56%
Warburg, Pincus Equity Partners, L.P. (5)	12,714,883	52.02%	21,861,900	62.85%
Vertical Fund I, L.P. (6)	1,360,340	5.57%	2,336,504	6.72%
Vertical Fund II, L.P.
Pequot Capital Management, Inc. (7)	1,324,400	5.42%	1,324,400	3.81%
James Corbett (8)	28,167	*	28,167	*
George Wallace (9)	465,341	1.89%	465,341	1.33%
John Rush (10)	356,977	*	356,977	*
Dale A Spencer (11)	8,000	*	8,000	*
Kim Blickenstaff (12)	67,521	*	102,007	*
Paul Buckman (13)	18,000	*	18,000	*
Elizabeth H. Weatherman (14)	12,722,883	52.04%	21,869,900	62.86%
Richard B. Emmitt (15)	1,368,340	5.60%	2,344,504	6.74%
Harold Hurwitz (16)	130,989	*	139,611	*
William McLain (17)	139,183	*	146,367	*
Earl Slee (18)	151,711	*	151,711	*
Brett Wall (19)	85,246	*	85,246	*
Thomas Wilder	0	*	0	*
All executive officers and directors as a group (12 persons) (20)	15,185,381	60.39%	25,358,854	71.45%

*Less than 1%

(1)	Unless otherwise indicated, the business address of each stockholder is c/o Micro Therapeutics, Inc., 2 Goodyear, Irvine, California 92618.

(2)	Beneficial ownership is determined in accordance with the rules of the Securities and Exchange Commission and generally includes voting or investment power with respect to securities. Shares of common stock subject to options, warrants and convertible notes currently exercisable or convertible, or exercisable or convertible within 60 days of September 30, 2002 are deemed outstanding for computing the percentage of the person holding such options but are not deemed outstanding for computing the percentage of any other person. Except as indicated by footnote, and subject to community property laws where applicable, the persons named in the table have sole voting and investment power with respect to all shares of common stock shown as beneficially owned by them. 24,440,318 shares of common stock of the Company were outstanding as of September 30, 2002 (including the shares issued in the closing of the first stage of the private placement described in proposals 1 and 2 above). The percentages in the “Estimated Post-Second Closing” column assume 34,786,223 shares of common stock outstanding following the closing of the second stage of the private placement described in proposals 1 and 2 above.

(3)	The address of Abbott Laboratories is 100 Abbott Park Road, Abbott Park, Illinois 60064-6400.

(4)	Shares owned directly by Micro Investment, LLC. The address of Micro Investment, LLC, is 466 Lexington Avenue New York, NY 10017.

(5)
Warburg, Pincus Equity Partners, L.P., including three affiliated partnerships, owns a 86.9% membership interest in Micro Investment, and, as managing member, has voting and investment power over certain shares not directly attributable to Warburg, Pincus Equity Partners, L.P. Warburg, Pincus Equity Partners, L.P. may be deemed to be a beneficial owner (within the meaning of Rule 13d-3 under the Securities Exchange Act of 1934, as amended) of 12,714,883 shares prior to the second closing, and 21,861,900 shares following the second closing. Warburg, Pincus & Co. is the sole general partner of Warburg, Pincus Equity Partners, L.P. Warburg, Pincus Equity Partners, L.P. is managed by Warburg Pincus LLC. Lionel I. Pincus is the managing partner of Warburg, Pincus & Co. and the managing member of Warburg Pincus LLC and may be deemed to control both entities. The address of Warburg, Pincus Equity Partners, L.P., Warburg, Pincus & Co. and Warburg Pincus LLC is 466 Lexington Avenue, New York, New York 10017.

(6)
Vertical Fund I, L.P. and Vertical Fund II L.P. own an aggregate 9.7% membership interest in Micro Investment and may be deemed to be a beneficial owner of 1,360,340 shares prior to the second closing, and 2,336,504 shares following the second closing. The Vertical Group, L.P. is the sole general partner of Vertical Fund I, L.P and Vertical Fund II, L.P. The address of The Vertical Group, Vertical Fund I, L.P and Vertical Fund II, L.P. is 25 Deforest Avenue, Summit, New Jersey 07901.

(7)
Based on information set forth in a Schedule 13G/A, filed with the Securities and Exchange Commission on February 14, 2002. Includes 800,000 shares of common stock owned by Pequot Private Equity Fund II LP, 216,600 shares of common stock owned by Pequot Healthcare Fund, L.P., 273,000 shares of common stock owned by Pequot Healthcare Offshore Fund, L.P. and 34,800 shares of common stock owned by Pequot Healthcare Institutional Fund, L.P. Pequot Capital Management, Inc. is the investment manager of Pequot Private Equity Fund II LP, Pequot Healthcare Fund, L.P., Pequot Healthcare Offshore Fund, L.P. and Pequot Healthcare Institutional Fund, L.P., holds all voting and dispositive power for all shares of records held by such entities, and disclaims beneficial ownership of the shares held therein. The address of Pequot Capital Management, Inc. is 500 Nyala Farm Road, Westport, Connecticut 06880.

(8)
Includes 20,667 shares subject to options held by Mr. Corbett exercisable within 60 days of September 30, 2002. Mr. Corbett owns a 0.1% membership interest in Micro Investment but does not have voting or investment power over any of such shares.

(9)
Includes 182,438 shares subject to options exercisable within 60 days of September 30, 2002. Also includes 10,000 shares held in trust for Mr. Wallace’s mother. Mr. Wallace disclaims beneficial ownership of the shares held in trust for his mother.

(10)
Includes 350,000 shares subject to options held by Mr. Rush exercisable within 60 days of September 30, 2002. Mr. Rush resigned as the Company’s Chief Executive Officer and President and as a member of the Company’s Board of Directors on April 23, 2002.

(11)
Consists of 8,000 shares subject to options exercisable within 60 days of September 30, 2002. Mr. Spencer owns a 1.8% membership interest in Micro Investment but does not have voting or investment power over any shares.

(12)	Includes 20,000 shares subject to options held by Mr. Blickenstaff exercisable within 60 days of September 30, 2002.

(13)
Mr. Buckman owns a 0.9% membership interest in Micro Investment but does not have voting or investment power over any shares. Includes 8,000 shares subject to options exercisable within 60 days of September 30, 2002.

(14)
Represents shares that may be deemed to be beneficially owned by Warburg, Pincus Equity Partners, L.P. Ms. Weatherman is a general partner of Warburg, Pincus & Co. and managing director and member of Warburg Pincus LLC. All shares indicated as owned by Ms. Weatherman (except for the 8,000 shares subject to options) are included because of her affiliation with Warburg, Pincus Equity Partners, L.P., Warburg, Pincus & Co., and Warburg Pincus LLC. Ms. Weatherman disclaims beneficial ownership of all shares owned by Warburg, Pincus Equity Partners, L.P., Warburg, Pincus & Co., and Warburg Pincus LLC. Includes 8,000 shares subject to options exercisable within 60 days of September 30, 2002.

(15)
Represents shares that may be deemed to be beneficially owned by Vertical Fund Associates, L.P. and Vertical Life Sciences L.P. Mr. Emmitt is a general partner of The Vertical Group, L.P. All shares indicated as owned by Mr. Emmitt (except for the 8,000 shares subject to options) are included because of his affiliation with Vertical Fund Associates, L.P., Vertical Life Sciences L.P. and The Vertical Group, L.P. Mr. Emmitt disclaims beneficial ownership of all shares owned by Vertical Fund Associates, L.P., Vertical Life Sciences L.P. and The Vertical Group, L.P. Includes 8,000 shares subject to options exercisable within 60 days of September 30, 2002.

(16)	Includes 125,163 shares subject to options held by Mr. Hurwitz exercisable within 60 days of September 30, 2002.

(17)	Includes 95,272 shares subject to options held by Mr. McLain exercisable within 60 days of September 30, 2002.

(18)	Includes 146,625 shares subject to options held by Mr. Slee exercisable within 60 days of September 30, 2002.

(19)	Includes 82,249 shares subject to options held by Mr. Wall exercisable within 60 days of September 30, 2002

(20)	Includes directors’ and executive officers’ shares, including shares subject to options exercisable within 60 days of September 30, 2002.

CHANGE IN CONTROL IN LAST FISCAL YEAR

On May 25, 2001, the Company entered into a securities purchase agreement with Micro Investment, whose principal investors are Warburg, Pincus Equity Partners, L.P. and The Vertical Group. Under the securities purchase agreement, Micro Investment invested approximately $56,000,000 in exchange for newly issued shares of the Company’s common stock. The funds were furnished from the working capital of Micro Investment. The transaction consisted of a two-stage private placement. The first stage involved the sale of 1,986,615 shares of the Company’s common stock at a price of $3.75 per share, of which 1,828,679 shares were sold to Micro Investment on May 31, 2001, and 157,936 shares were sold to Micro Investment on June 19, 2001 (upon waiver of certain stockholders of their existing preemptive rights), resulting in proceeds to the Company of approximately $7,500,000 before transaction costs. The second stage, which closed on July 26, 2001, involved the sale to Micro Investment of 8,119,533 shares of the Company’s common stock at a price of $6.00 per share, resulting in additional proceeds to the Company of approximately $48,700,000 million, before transaction costs. Upon the closing of the second stage, Micro Investment owned 50.24% of the outstanding shares of the Company’s common stock, resulting in a change in control of the Company. As a result, stockholder approval of the second stage was required under the Marketplace Rules of the Nasdaq Stock Market. The Company received the necessary vote of stockholders approving the second stage at a special meeting held July 26, 2001. The closing of the second stage also resulted in a change in ownership as defined by Section 382 of the Internal Revenue Code, which is likely to result in a significant limitation on the Company’s ability to utilize its net operating loss carryforwards during any year to offset future taxable income, should the Company generate such taxable income.

Together with the 3,969,075 shares of common stock purchased by Micro Investment pursuant to the closing of the first stage of the private placement under the securities purchase agreement dated September 3, 2002 described in proposals 1 and 2 above, Micro Investment currently holds 14,075,223 shares of the Company’s common stock, which as of September 30, 2002, is approximately 57.6% of the Company’s outstanding shares.

Pursuant to the terms of the May 25, 2001 securities purchase agreement, for so long as Micro Investment owns at least 10% of the outstanding shares of the Company’s common stock, the Company has agreed that the number of members of its Board of Directors will not exceed seven. Micro Investment consented to an increase in the size of the Board of Directors in January 2002, at which time James Corbett was elected to the Board of Directors as its Chairman. Additionally, the May 25, 2001 securities purchase agreement obligates the Company to nominate and use its best efforts to cause to be elected and to remain as a director on the Board of Directors, (a) one person designated by Micro Investment, as long as Micro Investment owns at least 5%, but less than 10% of the outstanding shares of common stock of the Company, (b) two persons designated by Micro Investment, as long as Micro Investment owns at least 10%, but less than 20% of the outstanding shares of common stock of the Company, (c) three persons designated by Micro Investment, as long as Micro Investment owns at least 20%, but less than 30% of the outstanding shares of common stock of the Company, and (d) four persons designated by Micro Investment, as long as Micro Investment owns at least 30% of the outstanding shares of common stock of the Company. In addition, the May 25, 2001 securities purchase agreement provides that for so long as Micro Investment owns at least 10% of the outstanding shares of the Company’s common stock, at least one of the members of the Company’s Board of Directors designated by Micro Investment shall serve as a member of each committee of the Board. As of April 12, 2002, Micro Investment’s four Board of Director designees are Dale A. Spencer, Elizabeth H. Weatherman, Richard B. Emmitt and Paul Buckman.

Pursuant to the terms of the May 25, 2001 securities purchase agreement, the Company filed a registration statement for the purpose of registering the 10,106,148 shares sold to Micro Investment, under the Securities Act of 1933, as amended. Additional details regarding the Company’s obligation to keep the registration statement effective are provided below in the section entitled “Certain Relationships and Related Transactions.”

CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS

On June 28, 2000, Abbott Laboratories and the Company entered into an agreement that superceded their previously existing August 1998 distribution agreement. Under the terms of the June 2000 agreement, Abbott has exclusive rights to distribute the Company’s peripheral blood clot therapy products in the United States and Canada, and the Company has certain responsibilities for marketing and promotion.

In September 1996, William McLain, an officer of the Company, issued a note to the Company in the aggregate principal amount of $15,000, bearing an interest rate of 8% per annum. The balance due on the note was paid in January 2000.

In November 1999, William McLain and George Wallace, officers of the Company, exercised options in conformity with the Company’s 1996 Stock Incentive Plan, resulting in the issuance of 39,925 shares of the Company’s common stock to Mr. McLain and 16,705 shares of the Company’s common stock to Mr. Wallace. Mr. McLain and Mr. Wallace issued full-recourse promissory notes to the Company, each bearing an interest rate of 5.47% per annum, in the amount of $213,544 and $79,920, respectively, each collateralized by such shares of the Company’s common stock, due October 2002. In February 2001, Mr. Wallace repaid the principal and accrued interest of his note, which aggregated $85,128 at December 31, 2000.

In April 2000, William McLain borrowed $65,307 from the Company and George Wallace borrowed $102,750 from the Company, which amounts were evidenced by full-recourse promissory notes issued to the Company by Mr. McLain and Mr. Wallace, each bearing an interest rate of 6.49% per annum. The note issued by Mr. McLain was collateralized by 39,925 shares of the Company’s common stock, and the note issued by Mr. Wallace was collateralized by 41,080 shares of the Company’s common stock. Certain interest payments on the notes were due in April of 2001 and 2002, with the remaining principal and interest due in April 2003. In January 2001, the Company and Mr. Wallace agreed to offset incentive compensation otherwise payable to him against all of the principal and accrued interest of his note, which aggregated $107,543 at December 31, 2000.

The Company manufactures products for sale to Sub-Q, Inc., a privately-held business whose President and Chief Executive Officer, George Wallace, is a member of the Company’s Board of Directors. Sales to Sub-Q, Inc., were $21,890 in 2000 and $31,718 in 2001.

As described in the section above entitled “Change in Control in Last Fiscal Year,” on May 25, 2001, the Company entered into a securities purchase agreement with Micro Investment which, following stockholder approval obtained at a special meeting of stockholders on July 26, 2001, resulted in Micro Investment owning 10,106,148 shares of the Company’s common stock. Together with the 3,969,075 shares of common stock purchased by Micro Investment pursuant to the closing of the first stage of the private placement under the securities purchase agreement dated September 3, 2002 described in proposals 1 and 2 above at a price of $2.083 per share, Micro Investment currently holds 14,075,223 shares of the Company’s common stock, which as of September 30, 2002, is approximately 57.6% of the Company’s outstanding shares. Pursuant to the terms of the May 25, 2001 securities purchase agreement, Micro Investment is entitled to nominate, and the Company is obligated to use its best efforts to cause to be elected, a certain number of persons to fill seats on the Company’s Board of Directors, as described in further detail in the section above entitled “Change in Control in Last Fiscal Year.”

The following executive officers and director of the Company also participated in the first stage of the private placement under the securities purchase agreement dated September 3, 2002 described in proposals 1 and 2 above, purchasing shares of the Company’s common stock at a price of $2.083 per share, and have agreed to purchase shares of the Company’s common stock in the closing of the second stage, also at a price of $2.083 per share: Kim Blickenstaff, a member of the Board of Directors of the Company, purchased 13,521 shares in the first stage, and is obligated to purchase 34,486 shares in the second stage, Harold Hurwitz, the Chief Financial Officer of the Company, purchased 3,380 shares in the first stage, and is obligated to purchase 8,622 shares in the second stage, and William McLain, the Vice President—Operations of the Company, purchased 2,816 shares in the first stage, and is obligated to purchase 7,184 shares in the second stage.

Pursuant to the terms of the May 25, 2001 securities purchase agreement between the Company and Micro Investment, the Company filed a registration statement for the purpose of registering the 10,106,148 shares sold to Micro Investment under the Securities Act of 1933, as amended. The Company is obligated to keep the registration statement effective until the earlier of the date on which all of the shares are sold or can be sold by Micro Investment in any 90 day period without registration in compliance with Rule 144 under the Securities Act of 1933, as amended, without regard to the volume limitations imposed by Rule 144. If the registration statement is suspended or is otherwise not effective for more than 60 days during any 12-month period, then the Company will be obligated to pay Micro Investment liquidated damages in the amount of 2% of the aggregate purchase price paid for the shares of common stock for every 30 day period such suspension or non-effectiveness continues. Pursuant to the terms of the May 25, 2001 securities purchase agreement, the Company also granted Micro Investment a right to participate in future sales by the Company of its equity securities based upon the percentage ownership in the Company at the time of the sale, except in certain limited circumstances.

Pursuant to the registration rights provisions of the securities purchase agreement dated September 3, 2002, the Company is obligated to prepare and file with the Securities and Exchange Commission, as soon as practicable after the closing of the second stage of the private placement, a registration statement for the purpose of registering under the Securities Act of 1933, all of the shares common stock that are sold to the investors in the first and second stages of the private placement. The registration rights provisions further provide that the Company will use its reasonable efforts to cause the registration statement to become effective no later than 60 days after the Company files it with the Securities and Exchange Commission, and the Company will keep the registration statement effective until the earlier of the date on which all of the registrable securities are sold or can be sold by the holders in any 90 day period without registration in compliance with Rule 144 under the Securities Act of 1933 without regard to the volume limitations imposed by Rule 144. If the registration statement has not been declared effective by the Securities and Exchange Commission by March 31, 2003, or if the registration statement is declared effective but is suspended or is otherwise not effective for more than 60 days during any 12-month period, then the Company agrees to pay the investors liquidated damages in the amount of 2% of the aggregate purchase price paid for the shares of common stock in the first stage and second stage of the transactions contemplated under the securities purchase agreement for every 30 day period such suspension or non-effectiveness continues.

In November 2001, the Company signed a sales representative agreement with ev3 International, Inc. Under the terms of the agreement, ev3 International provides product promotion, marketing, sales solicitation, inventory management, accounting, invoicing, collection and administrative services in certain countries outside the U.S. and Canada where the Company has no existing third-party distributor for its products, and distributor management services in certain countries outside the U.S. and Canada where the Company has an existing third-party distributor for its products. In April 2002, the Company and ev3 International signed a Lease and Support Services Agreement, under which the Company provides ev3 International with office space and certain facility-related and administrative services in exchange for a fee, based on the square footage utilized by ev3 International and the Company’s budgeted facility costs. Additionally, James Corbett, the Chairman of the Company’s Board of Directors, is the President of ev3 International and Executive Vice President and a director of ev3 Inc, the parent company of ev3 International. Dale Spencer, a director of the Company, is a director of ev3 International and chairman of the board of directors of ev3 Inc. Elizabeth Weatherman, a director of the Company, is a director of ev3 Inc. Paul Buckman, a director of the Company, is President, Chief Executive Officer and a director of ev3 Inc.

The Company believes that all of the transactions set forth above in this section were made on terms no less favorable to the Company than could otherwise be obtained from unaffiliated third parties.

Effective June 1, 2002, the Company entered into an employment agreement with James Corbett, the Company’s then-acting President and Chief Executive Officer, who also is Chairman of the Company’s Board of Directors, President of ev3 International, Executive Vice President and a director of ev3 Inc., ev3 International’s parent company and owner of a 0.1% membership interest in Micro Investment. The Company concurrently entered into an agreement with ev3 Inc., with respect to relocation expenses for Mr. Corbett. Under the terms of both agreements, the Company agreed to pay 75% of Mr. Corbett’s relocation expenses, up to an aggregate expenditure by the Company of $352,500. The agreements also provided for the Company to make a loan to Mr. Corbett in an amount equal to the difference between an agreed-upon value of the residence from which Mr. Corbett relocated and existing obligations collateralized by the residence. The loan, amounting to $1,817,833, was made by the Company in July 2002, and collateralized by the residence. The loan will be repaid to the Company from the proceeds of the sale of the residence in October 2002, subject to and following the close of escrow with respect to the sale of the residence. The terms of these agreements are described in further detail in the section above entitled “Employment and

Severance Agreements.” Mr. Corbett resigned as acting President of the Company on September 3, 2002, upon the election of Thomas Wilder, III as President, and Mr. Corbett will continue as the Company’s acting Chief Executive Officer for a brief transition period. Mr. Corbett continues to serve as the Chairman of the Company’s Board of Directors.

All future transactions between the Company and its officers, directors, principal stockholders and their affiliates will be approved by a majority of the Board of Directors, including a majority of the independent and disinterested outside directors on the Board of Directors.

STOCKHOLDER PROPOSALS

Any stockholder desiring to submit a proposal for action at the Company’s 2003 annual meeting of stockholders and presentation in the Company’s proxy statement with respect to such meeting should arrange for such proposal to be delivered to the Company at its principal place of business no later than January 2, 2003, which is 120 calendar days prior to the anniversary of the mailing date of the proxy statement with respect to the 2002 annual meeting of stockholders in order to be considered for possible inclusion in the proxy statement for that meeting. Matters pertaining to such proposals, including the number and length thereof, eligibility of persons entitled to have such proposals included and other aspects are regulated by the Securities Exchange Act of 1934, Rules and Regulations of the Securities and Exchange Commission and other laws and regulations to which interested persons should refer.

Securities and Exchange Commission rules also establish a different deadline, the discretionary vote deadline, for submission of stockholder proposals that are not intended to be included in the Company’s proxy statement with respect to discretionary voting. The discretionary vote deadline for the 2003 annual meeting of stockholders is March 19, 2003 (45 calendar days prior to the anniversary of the mailing date of the proxy statement with respect to the 2002 annual meeting of stockholders). If a stockholder gives notice of such a proposal after the discretionary vote deadline, the Company’s proxy holders will be allowed to use their discretionary voting authority to vote against the stockholder proposal when and if the proposal is raised at the Company’s 2003 annual meeting of stockholders.

OTHER MATTERS

Management is not aware of any other matters to come before the meeting. If any other matter not mentioned in this proxy statement is brought before the meeting, the proxy holders named in the enclosed proxy will have discretionary authority to vote all proxies with respect thereto in accordance with their judgment.

By Order of the Board of Directors

October , 2002	James M. Corbett
Chief Executive Officer

PROXY                                                                         MICRO THERAPEUTICS, INC.
Proxy Solicited by the Board Of Directors
Special Meeting of the Stockholders – November 15, 2002

The undersigned hereby nominates, constitutes and appoints James Corbett and Harold Hurwitz, and each of them individually, the attorney, agent and proxy of the undersigned, with full power of substitution, to vote all stock of MICRO THERAPEUTICS, INC. which the undersigned is entitled to represent and vote at a Special Meeting of Stockholders of the Company to be held at 2 Goodyear, Irvine, California 92618 on November 15, 2002, at 10:00 a.m., and at any and all adjournments or postponements thereof, as fully as if the undersigned were present and voting at the meeting, as follows:

THE DIRECTORS RECOMMEND A VOTE “FOR” ITEMS 1, 2, 3 and 4.

1.
AMENDMENT TO THE COMPANY’S AMENDED AND RESTATED CERTIFICATE OF INCORPORATION TO INCREASE THE NUMBER OF AUTHORIZED SHARES OF COMMON STOCK FROM 35,000,000 TO 45,000,000 AND THE TOTAL NUMBER OF AUTHORIZED SHARES OF THE COMPANY’S CAPITAL STOCK FROM 40,000,000 TO 50,000,000.

☐ FOR                        ☐ AGAINST                        ☐ ABSTAIN

2.	APPROVAL OF THE SALE AND ISSUANCE OF UP TO 10,345,905 SHARES OF THE COMPANY’S COMMON STOCK.

☐ FOR                        ☐ AGAINST                        ☐ ABSTAIN

3.	AMENDMENT OF THE COMPANY’S EMPLOYEE STOCK PURCHASE PLAN TO INCREASE THE NUMBER OF SHARES OF COMMON STOCK ISSUABLE THEREUNDER BY 200,000 SHARES.

☐ FOR                        ☐ AGAINST                        ☐ ABSTAIN

4.	AMENDMENT OF THE COMPANY’S 1996 STOCK INCENTIVE PLAN TO INCREASE THE NUMBER OF SHARES OF COMMON STOCK ISSUABLE THEREUNDER BY 1,000,000 SHARES.

☐ FOR                        ☐ AGAINST                        ☐ ABSTAIN

IN THEIR DISCRETION, ON SUCH OTHER BUSINESS AS MAY PROPERLY COME BEFORE THE MEETING OR ANY ADJOURNMENT THEREOF.

IMPORTANT—PLEASE SIGN AND DATE ON OTHER SIDE AND RETURN PROMPTLY

THE SHARES REPRESENTED BY THIS PROXY WILL BE VOTED AS DIRECTED BY THE STOCKHOLDER. WHERE NO DIRECTION IS GIVEN, SUCH SHARES WILL BE VOTED “FOR” THE AMENDMENT TO THE COMPANY’S AMENDED AND RESTATED CERTIFICATE OF INCORPORATION TO INCREASE THE NUMBER OF AUTHORIZED SHARES OF COMMON STOCK THEREUNDER, “FOR” THE APPROVAL OF THE SALE AND ISSUANCE OF UP TO 10,345,905 SHARES OF THE COMPANY’S COMMON STOCK, “FOR” THE AMENDMENT OF THE COMPANY’S EMPLOYEE STOCK PURCHASE PLAN TO INCREASE THE NUMBER OF SHARES OF COMMON STOCK ISSUABLE THEREUNDER, AND “FOR” THE AMENDMENT OF THE COMPANY’S 1996 STOCK INCENTIVE PLAN TO INCREASE THE NUMBER OF SHARES OF COMMON STOCK ISSUABLE THEREUNDER.

Date                     , 2002

(Signature of stockholder)
Please sign your name exactly as it appears hereon. Executors, administrators, guardians, officers of corporations and others signing in a fiduciary capacity should state their full titles as such.

WHETHER OR NOT YOU PLAN TO ATTEND THE MEETING, YOU ARE URGED TO SIGN
AND RETURN THIS PROXY, WHICH MAY BE REVOKED AT ANY TIME PRIOR TO ITS USE.